SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

REGENERON PHARMACEUTICALS, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
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     amount on which the filing fee is calculated and state how it was determined):
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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
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      3) Filing Party:
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      4) Date Filed:

777 Old Saw Mill River Road
Tarrytown, New York 10591-6707

April 26, 2010

Dear Fellow Shareholder:

     It is my pleasure to invite you to attend the 2010 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. to be held on Friday, June 11, 2010 at 10:30 in the morning at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591.

     This year we are using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this new process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the costs of printing and distributing the proxy materials and conserve resources. On or about April 27, 2010, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2009 annual report and vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2009 annual report.

     Each of the Notice of Internet Availability of Proxy Materials that will be mailed and the Notice of Annual Meeting of Shareholders and proxy statement contained herein identifies the items we plan to address at the Annual Meeting. At the Annual Meeting, we will also present a brief report on our business and give you the opportunity to ask questions of interest to Regeneron’s shareholders.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, you can cast your vote via the Internet or by telephone, or, if you requested paper copies of the proxy materials, by completing the accompanying proxy and returning it in the enclosed prepaid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously submitted a proxy.

     I look forward to seeing you on June 11th.

Sincerely,

P. Roy Vagelos, M.D. Chairman of the Board of Directors

REGENERON PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
____________________

     The 2010 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. (the “Company”) will be held on Friday, June 11, 2010, commencing at 10:30 a.m., at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York, for the following purposes:

(1)	to elect three directors for a term of three years;

(2)	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(3)	to act upon such other matters as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

     The board of directors has fixed the close of business on April 14, 2010 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

     Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, beginning on or about April 27, 2010, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the record date. As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referenced in the Notice of Internet Availability of Proxy Materials.

     The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or e-mail copy of any of the proxy statement, our 2009 annual report, and/or a form of proxy relating to the Annual Meeting. These materials are available free of charge. The Notice also contains information on how to access and vote the form of proxy.

As Authorized by the Board of Directors,

Stuart Kolinski
Senior Vice President, General Counsel and Secretary
April 26, 2010

REGENERON PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

April 26, 2010
____________________

PROXY STATEMENT
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GENERAL INFORMATION ABOUT THE MEETING

Where and when will the Annual Meeting be held?

     The Annual Meeting is scheduled for June 11, 2010, commencing at 10:30 a.m., at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591.

Why did you receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of the proxy materials?

     The “Notice and Access” rules of the United States Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this proxy statement and our annual report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders received a Notice of Internet Availability of Proxy Materials (the “Notice”) and will not receive printed copies of the proxy materials unless they request them. The Notice will be mailed beginning on or about April 27, 2010. The Notice includes instructions on how you may access and review all of our proxy materials via the Internet. The Notice also includes instructions on how you may vote your shares. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. Any request to receive proxy materials by mail or e-mail will remain in effect until you revoke it.

Why didn’t you receive a notice in the mail about the Internet availability of the proxy materials?

     Shareholders who previously elected to access the proxy materials over the Internet will not receive a notice in the mail about the Internet availability of the proxy materials. Instead, you should have received an e-mail with links to the proxy materials and the proxy voting website.

Can you vote your shares by filling out and returning the Notice?

     No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Why did we send you the Notice?

     We sent you the Notice regarding this proxy statement because Regeneron’s board of directors is asking (technically called soliciting) holders of the Company’s common stock, par value $.001 per share, and Class A stock, par value $.001 per share, to provide proxies to be voted at our 2010 Annual Meeting of Shareholders or at any adjournment(s) or postponement(s) of the meeting.

Who is entitled to vote at the Annual Meeting?

     Only shareholders of record at the close of business on the record date, April 14, 2010, are entitled to vote at the Annual Meeting shares of common stock and/or Class A stock held on that date. As of April 14, 2010, 79,730,517 shares of common stock and 2,182,036 shares of Class A stock were issued and outstanding. The common stock and the Class A stock vote together on all matters as a single class, with the common stock being entitled to one vote per share and the Class A stock being entitled to ten votes per share.

What are you being asked to vote on?

     We are asking you to vote on:
  the election of three directors for a three-year term; and

  the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010.
How can you vote?

     You may vote in person at the Annual Meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. Instructions on voting by proxy are included below. You can always change your vote at the meeting. The meeting will be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, NY 10591. If you are planning to attend the meeting, directions to this location are available on our website at www.regeneron.com.

     If you attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your nominee and bring to the Annual Meeting a “legal proxy” authorizing you to vote your “street name” shares held as of the record date.

How do you vote by proxy?

     You may vote by proxy (1) through the Internet at www.proxyvote.com by 11:59 p.m., Eastern Time, on June 10, 2010, (2) by telephone by calling 1-800-690-6903 by 11:59 p.m., Eastern Time, on June 10, 2010, or (3) by mailing us your completed proxy card. To vote by Internet or telephone, you will need the 12 digit control number included on the Notice, and the proxy card that you received if you requested a paper copy of the proxy materials. If your shares are held in “street name” through a broker, bank, or other nominee, you should provide written instructions to the nominee on how to vote your shares. You may also wish to check the voting form used by the firm that holds your shares to see if it offers telephone or Internet voting.

     If you vote by proxy in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy will vote your shares as you have directed in your proxy. If you submit a proxy, but no indication is given as to how to vote your shares as to a proposal, your shares will be voted FOR the proposal. The board of directors knows of no matter, other than those indicated above under “What are you being asked to vote on?”, to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named and designated as proxies will vote your shares in their discretion.

     Unlike at our previous annual meetings, brokers holding your shares in their name will not have discretionary voting authority to vote those shares with respect to the election of directors (Proposal No. 1). Therefore, if you do not furnish your broker with voting instructions with respect to the election of directors, a broker non-vote will result and your shares will not be voted on Proposal No. 1. Brokers holding your shares in their name will have discretionary voting authority to vote those shares with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 (Proposal No. 2) without instruction from you, and, accordingly, broker non-votes will not occur with respect to Proposal No. 2.

If you are a Regeneron employee or former employee, how do you vote shares in the Company Stock Fund in your 401(k) account?

     If you participate in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan, you may provide voting instructions to Capital Bank and Trust Company, the plan’s trustee, (1) through the Internet at www.proxyvote.com by 11:59 p.m., Eastern Time, on June 10, 2010, (2) by calling 1-800-690-6903 by 11:59 p.m., Eastern Time, on June 10, 2010, or (3) by returning your completed proxy card by mail. The trustee will vote your shares in accordance with your instructions. If you fail to sign or timely return the proxy voting instructions, whether by mail, by telephone, or over the Internet, the trustee will vote your shares as “WITHHELD” with regard to the election of directors (Proposal No. 1) and “ABSTAIN” with respect to the vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 (Proposal No. 2).

Can you change your vote or revoke your proxy?

     Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised. If you voted by proxy electronically through the Internet or by telephone as described above, you may simply vote again at a later date using the same procedures, in which case the later submitted proxy will be recorded and the earlier vote revoked. If you submitted your proxy by mail, you must (i) file with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy you previously submitted or (ii) duly execute a later dated proxy relating to the same shares and deliver it to the Secretary of the Company or other designee before the taking of the vote at the Annual Meeting. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you hold your shares through a broker, bank, or other nominee in “street name,” you will need to contact them or follow the instructions in the voting instruction form used by the firm that holds your shares to revoke your proxy.

What constitutes a quorum?

     The presence at the Annual Meeting, in person or by proxy, of the holders as of the record date of the shares of common stock and Class A stock having a majority of the voting power of all shares of common stock and Class A Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares held as of the record date by holders who are present or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

What vote is required to approve each item?

     The election of directors will be determined by a plurality of the votes cast in person or by proxy at the Annual Meeting. Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 requires the affirmative vote of a majority of the votes cast on the matter in person or by proxy at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, such matter also will be determined by the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Shares represented by proxies which are marked “WITHHELD” with regard to the election of directors (Proposal No. 1) will be excluded entirely from the vote on this proposal and thus will have no effect on the outcome of the vote. Shares represented by proxies which are marked “ABSTAIN” will have no effect on the outcome of the vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 (Proposal No. 2) because abstentions do not constitute votes cast.

What are the board’s recommendations?

     The board of directors recommends that you vote:
  FOR election of the three nominated directors; and

  FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     According to the Company’s Certificate of Incorporation, the board of directors is divided into three classes, denominated Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. There currently are three Class I Directors whose terms expire at the 2010 Annual Meeting, three Class II Directors whose terms expire at the 2011 Annual Meeting, and four Class III Directors whose terms expire at the 2012 Annual Meeting (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation, or removal).

     Biographical information is given below, as of April 14, 2010, for each nominee for Class I Director whose current term of office expires at the 2010 Annual Meeting, and for each Class II and Class III Director whose term of office will continue after the 2010 Annual Meeting. None of the corporations or other organizations referred to below with which a director has been or is currently employed or otherwise associated is a parent, subsidiary, or affiliate of the Company. The board of directors, upon the recommendation of the Corporate Governance Committee, has nominated for election at the 2010 Annual Meeting Leonard S. Schleifer, M.D., Ph.D., Eric M. Shooter, Ph.D., and George D. Yancopoulos, M.D., Ph.D. as Class I Directors for a three-year term expiring at the 2013 Annual Meeting. All of the nominees are presently directors and were previously elected by the shareholders.

The Board Unanimously Recommends a Vote FOR the Election of Leonard S. Schleifer, M.D., Ph.D., Eric M. Shooter, Ph.D., and George D. Yancopoulos, M.D., Ph.D. as Class I Directors for a Term Expiring at the 2013 Annual Meeting.

Nominees for Class I Directors for Election at the 2010 Annual Meeting
for a Term Expiring at the 2013 Annual Meeting

Leonard S. Schleifer, M.D., Ph.D.	LEONARD S. SCHLEIFER, M.D., Ph.D., 57, founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology. With more than 22 years of experience as Chief Executive Officer of the Company, Dr. Schleifer brings to the board an incomparable knowledge of the Company, significant leadership experience, and an in-depth understanding of the complex research, drug development, and business issues facing companies in the biopharmaceutical industry. Dr. Schleifer’s significant industry and leadership experience, as well as his extensive knowledge of the Company, led to the board’s decision to nominate Dr. Schleifer for reelection to the board.

Eric M. Shooter, Ph.D.	ERIC M. SHOOTER, Ph.D., 85, a co-founder of the Company, has been a Director since 1988. Dr. Shooter has been a Professor at Stanford University School of Medicine since 1968 and is now a Professor Emeritus. He was the founding Chairman of the Department of Neurobiology at Stanford University School of Medicine in 1975 and served as its Chairman until 1987. Dr. Shooter is a Fellow of the Royal Society of London and a member of the National Academy of Sciences. Dr. Shooter is a respected pioneer and thought leader in the area of neurobiology research who is perhaps best known for discovering the protein known as nerve growth factor, or NGF. Dr. Shooter’s extensive research experience and his distinguished scientific and academic background led to the board’s decision to nominate Dr. Shooter for reelection to the board.

George D. Yancopoulos, M.D., Ph.D.	GEORGE D. YANCOPOULOS, M.D., Ph.D., 50, has been Executive Vice President, Chief Scientific Officer, and President, Regeneron Research Laboratories, since December 2000 and a Director since 2001. Prior to that date, he was Senior Vice President, Research, a position he held since June 1997, and Chief Scientific Officer, a position he held since January 1998. Dr. Yancopoulos was Vice President, Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992, and Senior Staff Scientist from March 1989 to January 1991. Dr. Yancopoulos is a member of the National Academy of Sciences. As one of the few members of the National Academy of Sciences from industry and as an author of a substantial number of scientific publications, Dr. Yancopoulos has a distinguished record of scientific expertise. Dr. Yancopoulos also brings to the board his experience in leading and managing a complex research and development organization and his in-depth knowledge of the Company’s technologies and research and development programs. Dr. Yancopoulos’ significant industry and scientific experience, as well as his extensive knowledge of the Company, led to the board’s decision to nominate Dr. Yancopoulos for reelection to the board.

Class II Directors Continuing in Office Term Expires at the 2011 Annual Meeting

Alfred G. Gilman, M.D., Ph.D.	ALFRED G. GILMAN, M.D., Ph.D., 68, a co-founder of the Company, has been a Director of the Company since July 1990. Dr. Gilman is the chief scientific officer of the Cancer Prevention and Research Institute of Texas and Regental Professor of Pharmacology Emeritus at The University of Texas Southwestern Medical Center at Dallas. He previously served as executive vice president for academic affairs and provost of The University of Texas Southwestern Medical Center at Dallas, dean of The University of Texas Southwestern Medical School, and professor of pharmacology at The University of Texas Southwestern Medical Center. Dr. Gilman is a member of the National Academy of Sciences, and he received the Nobel Prize for Physiology or Medicine in 1994. Dr. Gilman is a member of the Board of Directors of Eli Lilly & Company. Dr. Gilman’s distinguished scientific and academic background, including his receipt of the Nobel Prize for Physiology or Medicine in 1994, and his leadership positions at the Cancer Prevention and Research Institute of Texas, The University of Texas Southwestern Medical Center at Dallas, and The University of Texas Southwestern Medical School, together with his extensive experience as a director of the Company and of a leading pharmaceutical company, led the board to conclude that Dr. Gilman should serve as a director.

Joseph L. Goldstein, M.D.	JOSEPH L. GOLDSTEIN, M.D., 69, has been a Director of the Company since June 1991. Dr. Goldstein has been a Professor of Molecular Genetics and Internal Medicine and the Chairman of the Department of Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas since 1977. Dr. Goldstein is a member of the National Academy of Sciences. Drs. Goldstein and Brown jointly received the Nobel Prize for Physiology or Medicine in 1985. Dr. Goldstein’s extensive research experience, his distinguished scientific and academic credentials, including his receipt of the Nobel Prize for Physiology or Medicine in 1985, and his substantial understanding of the Company gained through his service as a director since 1991, led the board to conclude that Dr. Goldstein should serve as a director.

P. Roy Vagelos, M.D.	P. ROY VAGELOS, M.D., 80, has been Chairman of the Board of the Company since January 1995. Prior to joining Regeneron, Dr. Vagelos was Chairman of the Board and Chief Executive Officer of Merck & Co., Inc., a global pharmaceutical company. He joined Merck in 1975, became a director in 1984, President and Chief Executive Officer in 1985, and Chairman in 1986. Dr. Vagelos retired from all positions with Merck in 1994. Dr. Vagelos was on the Board of Directors of Theravance, Inc. through April 2010. During his tenure as Chairman of the Company and previously as Chairman and Chief Executive Officer of Merck, Dr. Vagelos developed an extensive understanding of the complex business, operational, scientific, regulatory, and commercial issues facing the pharmaceutical industry. Dr. Vagelos’s tenure and experience with the Company and Merck, his extensive understanding of the pharmaceutical industry, his substantial leadership experience, and his significant understanding of the Company led the board to conclude that he should serve as a director.

Class III Directors Continuing in Office Term Expires at the 2012 Annual Meeting

Charles A. Baker	CHARLES A. BAKER, 77, has been a Director of the Company since February 1989. In September 2000, Mr. Baker retired as Chairman, President, and Chief Executive Officer of The Liposome Company, Inc., a biopharmaceutical company, a position he had held since December 1989. During his career, Mr. Baker served in a senior management capacity in various other pharmaceutical companies, including tenures as Group Vice President, Squibb Corporation (now Bristol-Myers Squibb) and President, Squibb International, and various senior executive positions at Abbott Laboratories and Pfizer Inc. Mr. Baker is a member of the Board of Directors of Progenics Pharmaceuticals, Inc. Mr. Baker’s substantial commercial experience gained from leadership roles at biopharmaceutical and pharmaceutical companies, his extensive industry knowledge, his having overseen the approval, manufacture, and marketing of pharmaceutical products throughout the world and having led a biotechnology company to sustained profitability, and his significant understanding of the Company led the board to conclude that he should serve as a director.

Michael S. Brown, M.D.	MICHAEL S. BROWN, M.D., 69, has been a Director of the Company since June 1991. Dr. Brown holds the Distinguished Chair in Biomedical Sciences, a position he has held since 1989, is a Regental Professor of Molecular Genetics and Internal Medicine, and the Director of the Jonsson Center for Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas, positions he has held since 1985. Drs. Brown and Goldstein jointly received the Nobel Prize for Physiology or Medicine in 1985. Dr. Brown is a member of the National Academy of Sciences, the Institute of Medicine and Foreign Member of the Royal Society (London). Dr. Brown is a member of the Board of Directors of Pfizer Inc. Dr. Brown’s distinguished scientific and academic background, including his receipt of the Nobel Prize for Physiology or Medicine in 1985, and his significant industry experience gained through his service on the boards of directors at the Company and a leading pharmaceutical company, led the board to conclude that Dr. Brown should serve as a director.

Arthur F. Ryan	ARTHUR F. RYAN, 67, has been a Director of the Company since January 2003. In 2008, Mr. Ryan retired as the Chairman of the Board of Prudential Financial, Inc., one of the largest diversified financial institutions in the world. He served as Chief Executive Officer of Prudential until December 2007. Prior to joining Prudential in December 1994, Mr. Ryan served as President and Chief Operating Officer of Chase Manhattan Bank since 1990. Mr. Ryan ran Chase’s worldwide retail bank between 1984 and 1990. Mr. Ryan is a non-executive director of the Royal Bank of Scotland Group plc. Mr. Ryan’s substantial leadership experience as a chief executive officer of leading companies in the banking and insurance industries, and his extensive business experience and financial expertise, led the board to conclude that Mr. Ryan should serve as a director.

George L. Sing	GEORGE L. SING, 60, has been a Director of the Company since January 1988. Since 1998, he has been a Managing Director of Lancet Capital, a venture capital investment firm in the healthcare field. Since January 2004, Mr. Sing has served as Chief Executive Officer of Stemnion, Inc., a bio-medical company in the regenerative medicine field. Mr. Sing’s extensive healthcare expertise as a healthcare venture capital investor and bio-medical company chief executive officer, his executive leadership experience, and his substantial knowledge of the Company, led the board to conclude that Mr. Sing should serve as a director.

Procedures Relating to Nominees

     The Corporate Governance Committee will consider a nominee for election to the board of directors recommended by a shareholder of record, if the shareholder submits the nomination in compliance with the requirements of our by-laws and the Guidelines Regarding Director Nominations, which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “About Us” page.

     In considering potential candidates for the board of directors, the Corporate Governance Committee considers factors such as whether or not a potential candidate: (1) possesses relevant expertise; (2) brings skills and experience complementary to those of the other members of the board; (3) has sufficient time to devote to the affairs of the Company; (4) has demonstrated excellence in his or her field; (5) has the ability to exercise sound business judgment; (6) has the commitment to rigorously represent the long-term interests of the Company’s shareholders; and (7) such other factors as the Corporate Governance Committee may determine from time to time.

     Candidates for director are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company, and the long-term interests of the shareholders. In conducting the assessment, the Committee considers diversity, skills, experience, and such other factors as it deems appropriate, given the current needs of the board and the Company to maintain a balance of knowledge, experience, and capabilities. When recommending a slate of director nominees each year, the Corporate Governance Committee reviews the current composition of the board of directors in order to recommend a slate of directors who, with the continuing directors, will provide the board with the requisite diversity of skills, expertise, experience, and viewpoints necessary to effectively fulfill its duties and responsibilities.

     In the case of an incumbent director whose term of office is set to expire, the Corporate Governance Committee reviews such director’s overall service to the Company during the director’s term and also considers the director’s interest in continuing as a member of the board. In the case of a new director candidate, the Corporate Governance Committee also reviews whether the nominee is “independent,” based on applicable NASDAQ listing standards and applicable SEC and New York State rules and regulations, if necessary.

     The Corporate Governance Committee may employ a variety of methods for identifying and evaluating nominees for the board of directors. The Corporate Governance Committee may consider candidates recommended by other directors, management, search firms, shareholders, or other sources. Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by our directors or management or by third party search firms or other sources. Candidates may be evaluated at regular or special meetings of the Corporate Governance Committee.

Shareholder Communications with Directors

     The Company has established a process for shareholders to send communications to the members of the board of directors. Shareholders may send such communications by mail addressed to the full board, a specific member or members of the board, or to a particular committee of the board, at 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Corporate Secretary. All such communications will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any individual director or group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

Board Committees

     The board has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, a Compensation Committee, and a Corporate Governance Committee, each of which is comprised entirely of independent directors. The board also has a standing Technology Committee. The board has adopted charters for the Audit Committee, Compensation Committee, Corporate Governance Committee, and Technology Committee, current copies of which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “About Us” page. Set forth below is a summary description of our board committees.

BOARD COMMITTEES AND MEETINGS

     We show below information on the membership, key functions, and number of meetings of each board committee during 2009. There were no changes in committee membership from 2008.

Number of
Meetings
Name of Committee and Members	Key Functions of the Committee	Held in 2009
AUDIT

George L. Sing, Chairman Charles A. Baker Arthur F. Ryan
  Select the independent registered public accounting firm, review and approve its engagement letter, and monitor its independence and performance.

  Review the overall scope and plans for the annual audit by the independent registered public accountants.

  Approve performance of non-audit services by the independent registered public accounting firm and evaluate the performance and independence of the independent registered public accounting firm.

  Review and approve the Company’s periodic financial statements and the results of the year-end audit.

  Review and discuss the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures.

  Evaluate the internal audit process for establishing the annual audit plan; review and approve the appointment and replacement of the Company’s Chief Audit Executive, if applicable, and any outside entities providing internal audit services and evaluate their performance on an annual basis.

  Review the independent registered public accounting firm’s recommendations concerning the Company’s financial practices and procedures.

  Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  Review and approve any related person transaction.

  Prepare an annual report of the Audit Committee for inclusion in the proxy statement and annually evaluate the Audit Committee Charter.

  Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
10

COMPENSATION

Arthur F. Ryan, Chairman Charles A. Baker Joseph L. Goldstein, M.D. George L. Sing
  Evaluate the performance of the Chief Executive Officer and other executive officers of the Company and, subject to obtaining prior approval of the Chief Executive Officer’s compensation by the non-employee members of the board of directors, approve compensation for such employees.

  Approve the total compensation budget for all Company employees.

  Oversee the Company’s compensation and benefit philosophy and programs generally.

  Prepare an annual report of the Compensation Committee for inclusion in the proxy statement.

  Review and approve the Compensation Discussion and Analysis to be included in the Company’s proxy statement.
8

		Number of
		Meetings
Name of Committee and Members	Key Functions of the Committee	Held in 2009
CORPORATE GOVERNANCE

Alfred G. Gilman, M.D., Ph.D., Chairman Michael S. Brown, M.D. Arthur F. Ryan	Identify qualified individuals to become members of the board and recommend such candidates to the board. Assess the functioning of the board and its committees and make recommendations to the board concerning the appropriate size, function, and needs of the board. Make recommendations to the board regarding non-employee director compensation. Make recommendations to the board regarding corporate governance matters and practices.	3

TECHNOLOGY

Michael S. Brown, M.D., Chairman Alfred G. Gilman, M.D., Ph.D. Joseph L. Goldstein, M.D. Eric M. Shooter, Ph.D. P. Roy Vagelos, M.D. Leonard S. Schleifer, M.D., Ph.D.* George D. Yancopoulos, M.D., Ph.D.*	Review and evaluate the Company’s research and clinical development programs, plans, and policies.	2
____________________

*	Ex Officio Member

     The board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. You can find links to this code on our website at www.regeneron.com under the “Corporate Governance” heading on the “About Us” page. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer or our principal financial and accounting officer by posting such information on our website (www.regeneron.com) where it is accessible through the same link noted above.

     The board of directors has determined that each of the following directors is independent as defined in the listing standards of The NASDAQ Stock Market LLC: Charles A. Baker, Michael S. Brown, M.D., Alfred G. Gilman, M.D., Ph.D., Joseph L. Goldstein, M.D., Arthur F. Ryan, Eric M. Shooter, Ph.D., and George L. Sing.

     The board of directors has determined that each of the current members of the Audit Committee, Messrs. Baker, Ryan, and Sing, is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended, meets the required standards for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and is independent as defined for audit committee members in the listing standards of The NASDAQ Stock Market LLC.

Board Leadership and Role in Risk Oversight

     The board of directors recognizes that one of its key responsibilities is to establish and evaluate an appropriate leadership structure for the board so as to provide effective oversight of management. Since 1995, the board has separated the roles of the Chief Executive Officer and the Chairman of the Board, with Dr. Vagelos serving as Chairman. Dr. Vagelos’s extensive leadership experience, his business acumen, and his deep understanding of the healthcare industry have made him an invaluable resource to both the board and Dr. Schleifer. The board has determined that its current leadership structure is appropriate for the Company at this time.

     The board executes its oversight responsibility for risk management directly and through its Committees, as follows:
  The Audit Committee oversees the Company’s risk management program. The Company’s Chief Audit Executive, who reports independently to the Committee, facilitates the risk management program. Audit Committee meetings include discussions of specific risk areas throughout the year, as well as semi-annual reports from the Chief Audit Executive on the Company’s enterprise risk profile.

  The Compensation and Technology Committees oversee risks associated with their respective areas of responsibility. As part of its overall review of the Company’s compensation policies and practices, the Compensation Committee generally considers the risks associated with these policies and practices. The Technology Committee considers risks associated with our research and development programs.

  The board is kept abreast of its Committees’ risk oversight and other activities via reports of the Committee chairmen to the full board at regular board meetings. The board considers specific risk topics, including risks associated with our strategic plan, our finances, and our development activities. In addition, the board receives detailed regular reports from members of our senior management that include discussions of the risks and exposures involved in their respective areas of responsibility. Further, the board is routinely informed by the appropriate members of senior management of developments internal and external to the Company that could affect our risk profile.
Board Meetings and Attendance of Directors

     The board held five regular meetings and two special meetings in 2009. All directors attended more than 75% of the total number of meetings of the board and committees of the board held while they were members. The board conducts executive sessions of independent directors following each regularly scheduled board meeting. Board members are expected to attend the Company’s Annual Meeting of Shareholders absent a pressing reason, although the Company has no formal policy on the matter. All of the directors, with the exception of Dr. Gilman, attended our 2009 Annual Meeting of Shareholders.

Compensation of Directors

     The board of directors determines the compensation of non-employee directors in conjunction with recommendations made by the Corporate Governance Committee. The Corporate Governance Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to the board of directors when appropriate. In determining compensation recommendations for the non-employee directors, the Corporate Governance Committee considers the qualifications, expertise, and demands of our directors and benchmarks the Company’s practices against similar companies in the biotechnology industry. The Corporate Governance Committee did not recommend any changes in compensation for non-employee directors for 2009.

     Directors who are employees receive no additional compensation for serving on our board of directors or its committees. Non-employee directors receive an annual retainer of $15,000 and a fee of $5,000 for each regular board meeting attended in person or, once a year, by telephone or videoconference. The Chairman of the Audit Committee receives an additional retainer of $5,000 per year. Each non-employee director also receives an annual committee fee of $5,000 for his service on each standing committee of the board of which he is a member. Non-employee directors are reimbursed for their actual expenses incurred in connection with their activities as directors, which may include travel, hotel, and food and entertainment expenses.

     Pursuant to the terms of our Amended and Restated 2000 Long-Term Incentive Plan, each non-employee director receives an automatic grant of a stock option to purchase 15,000 shares of common stock on the first business day of each year, with an exercise price equal to the fair market value of a share of common stock on the date of grant. These stock options become exercisable as to one-third of the shares on the anniversary of the date of grant in each of the three subsequent calendar years, subject to continued service on the board, and generally expire ten years following the date of grant.

     Since 2002, stock options granted to non-employee directors have included a double-trigger “change of control” provision, which would cause the immediate vesting of the stock options in the event that a director’s service as a member of the board is terminated without cause within two years of a change of control of the Company. Each non-employee director would have the right to nullify this acceleration of vesting, in whole or in part, if it would cause the director to pay excise taxes under the requirements of the Internal Revenue Code.

     On December 31, 1998, we entered into an employment agreement with the Chairman of the board of directors, Dr. Vagelos. Dr. Vagelos did not become an officer of the Company or change his title. Pursuant to the terms of his employment agreement, Dr. Vagelos receives an annual salary of $100,000. In the employment agreement, we agreed to recommend to the Compensation Committee that Dr. Vagelos be granted stock option grants for calendar years 2000 through 2003 in the amount of the greater of (a) 125,000 shares or (b) 125% of the highest annual option award granted to an officer of the Company.

     On December 18, 2009, the Compensation Committee granted Dr. Vagelos stock options to purchase 312,500 shares of common stock, at an exercise price of $21.25 per share, the fair market value per share of our common stock on the date of grant. In making this award, the Compensation Committee took into consideration the Company’s past compensation practices and Dr. Vagelos’s active involvement in and significant contributions to the Company in 2009. The stock option award granted to Dr. Vagelos vests ratably over four years and contains “change of control” provisions identical to the ones described above for the non-employee directors. Pursuant to the terms of Dr. Vagelos’s employment agreement, if he dies or is disabled during the term of his employment, all stock options granted to him by the Company will immediately become vested and exercisable.

     The following table and explanatory footnotes provide information with respect to compensation paid to Dr. Vagelos and each non-employee director for their service in 2009 in accordance with the policies, plans, and employment agreement described above:

DIRECTOR COMPENSATION

					Change in
	Fees				pension value and
	earned		Option	Non-equity	non-qualified
	or paid	Stock	awards	incentive plan	deferred	All other
	in cash	awards	($)	compensation	compensation	compensation	Total
Name	($)	($)	(1) (2)	($)	earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Charles A. Baker	50,000	—	179,677	—	—	—	229,677
Michael S. Brown, M.D.	50,000	—	179,677	—	—	—	229,677
Alfred G. Gilman, M.D., Ph.D.	50,000	—	179,677	—	—	—	229,677
Joseph L. Goldstein, M.D.	50,000	—	179,677	—	—	—	229,677
Arthur F. Ryan	55,000	—	179,677	—	—	—	234,677
Eric M. Shooter, Ph.D.	40,000	—	179,677	—	—	—	219,677
George L. Sing	55,000	—	179,677	—	—	—	234,677
P. Roy Vagelos, M.D.		—	4,245,219	—	—	100,000 (3)	4,345,219
____________________

1)	The amounts in column (d) reflect the aggregate grant date fair value of option awards during the year ended December 31, 2009 pursuant to the Company’s 2000 Long-Term Incentive Plan. Assumptions used in the calculation of this amount are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2010.

2)	At December 31, 2009, the listed directors had the following stock option awards outstanding: Mr. Baker: 150,000; Dr. Brown: 150,000; Dr. Gilman: 150,000; Dr. Goldstein: 150,000; Mr. Ryan: 115,000; Dr. Shooter: 135,000; Mr. Sing: 150,000; and Dr. Vagelos: 3,062,500.

3)	Amount reflects the salary paid pursuant to the terms of our employment agreement with Dr. Vagelos.

EXECUTIVE OFFICERS OF THE COMPANY

     All officers of the Company are appointed annually and serve at the pleasure of the board of directors. The names, positions, ages, and background of the Company’s executive officers are set forth below. Except as identified below, there are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has previously been employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

     LEONARD S. SCHLEIFER, M.D., Ph.D., 57, founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

     GEORGE D. YANCOPOULOS, M.D., Ph.D., 50, has been Executive Vice President, Chief Scientific Officer and President, Regeneron Research Laboratories since December 2000 and a Director since 2001. Prior to that date, he was Senior Vice President, Research, a position he held since June 1997, and Chief Scientific Officer, a position he held since January 1998. Dr. Yancopoulos was Vice President, Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992, and Senior Staff Scientist from March 1989 to January 1991. He received his Ph.D. in Biochemistry and Molecular Biophysics and his M.D. from Columbia University. Dr. Yancopoulos is a member of the National Academy of Sciences.

     MICHAEL ABERMAN, M.D., 39, has been Vice President, Strategy and Investor Relations, since March 2010. Prior to joining the Company, he spent six years as a Wall Street analyst covering the biotechnology industry. From March 2006 until joining the Company, he was Director and Senior Biotechnology Analyst at Credit Suisse. Prior to that, from March 2004 until March 2006, he worked as a Biotechnology Analyst at Morgan Stanley, Inc. From February 2002 through March 2004, Dr. Aberman was Director of Business Development at Antigenics Inc., an oncology-focused biotechnology company. Dr. Aberman received his M.D. with honors from the University of Toronto and his M.B.A. from the Wharton School of the University of Pennsylvania.

     PETER G. DWORKIN, 57, has been Vice President, Corporate Communications since March 2010. Prior to that date, he served as Vice President, Investor Relations and Communications, a position he held since January 2009. Prior to joining the Company, Mr. Dworkin was Vice President, Investor Relations and Corporate Communications of Applera Corporation, a life sciences company, a position he held since 2003. Previously, he was Vice President, Investor Relations of Applera from 2001 to 2003 and Director, Investor Relations of Applera’s Applied Biosystems Group from 1999 to 2001. Mr. Dworkin managed investor relations and corporate communications for Matrix Pharmaceutical, Inc. from 1996 to 1999 and for Protein Design Labs, Inc. from 1992 to 1996. Previously, he was a business journalist with Fortune magazine, the San Francisco Chronicle, and U.S. News & World Report magazine. He received his M.B.A. from the University of California at Berkeley’s Haas School of Business.

     MURRAY A. GOLDBERG, 65, has been Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer, and Assistant Secretary since December 2000. Prior to that date, he was Vice President, Finance and Administration, Chief Financial Officer, and Treasurer, positions he held since March 1995, and Assistant Secretary, a position he held since January 2000. Prior to joining the Company, Mr. Goldberg was Vice President, Finance, Treasurer, and Chief Financial Officer of PharmaGenics, Inc., a biotechnology company, from February 1991 and a Director of that company from May 1991. From 1987 to 1990, Mr. Goldberg was Managing Director, Structured Finance Group at the Chase Manhattan Bank, N.A. and from 1973 to 1987 he served in various managerial positions in finance and corporate development at American Cyanamid Company, a diversified industrial company. Mr. Goldberg received his M.B.A. from the University of Chicago and a M.Sc. in Economics from the London School of Economics.

     STUART A. KOLINSKI, 44, has been Senior Vice President, General Counsel, and Secretary since January 2007. Prior to that date, he served as Vice President, General Counsel and Secretary, a position he held since September 2000. Prior to joining the Company, Mr. Kolinski was an Assistant General Counsel at Warner-Lambert Company, a global pharmaceutical company. Mr. Kolinski was employed by Warner-Lambert Company from September 1994 until August 2000. Prior to joining Warner-Lambert Company, Mr. Kolinski was an associate with the law firm of Simpson Thacher & Bartlett LLP. Mr. Kolinski received his J.D. from New York University School of Law.

     DOUGLAS S. McCORKLE, 53, has been Vice President, Controller and Assistant Treasurer since 2007. Prior to that date, he served as Controller and Assistant Treasurer since 1998. Prior to joining the Company, Mr. McCorkle was Controller of Intergen Company, a manufacturer of biopharmaceutical products, a position he held since 1997. From 1990 to 1996, Mr. McCorkle was employed with Coopers & Lybrand L.L.P. as a Business Assurance team member of the firm’s “middle market” practice, where he served in various positions including Audit Manager from 1995 to 1996. Mr. McCorkle is a Certified Public Accountant in the State of New York.

     PETER POWCHIK, M.D., 53, has been Senior Vice President, Clinical Development since joining the Company in October 2006. Prior to joining the Company, Dr. Powchik was employed at several pharmaceutical companies, serving as Senior Vice President and Chief Medical Officer of Chugai Pharma USA, a position he held from May 2005 until October 2006. From April 2001 until May 2005, he held various senior clinical development positions at Novartis Pharmaceuticals Corporation, most recently as Vice President, US Clinical Development and Medical Affairs. Dr. Powchik held various clinical development positions with Sepracor Inc. and Pfizer Inc. from October 1996 to April 2001. Dr. Powchik received his M.D. from New York University School of Medicine.

     WILLIAM G. ROBERTS, M.D., 52, has been Vice President, Regulatory Development and Medical Safety since June 2007. Prior to that date, he served as Vice President, Regulatory Development, a position he held since May 1999. From 1993 until joining the Company, Dr. Roberts was employed by Merck & Co., Inc., a global pharmaceutical company, as an Associate Director, Gastroenterology Clinical Research and, subsequently, Director, Regulatory Affairs. He received his M.D. from the Columbia University College of Physicians & Surgeons. Dr. Roberts is a son-in-law of our Chairman, Dr. Vagelos.

     NEIL STAHL, Ph.D., 53, has been Senior Vice President, Research and Development Sciences since January 2007. Prior to that date, he served as Senior Vice President, Preclinical Development and Biomolecular Sciences, a position he held since December 2000. Prior to that date, he was Vice President, Preclinical Development and Biomolecular Sciences, a position he held since January 2000. He joined the Company in 1991. Before becoming Vice President, Biomolecular Sciences in July 1997, Dr. Stahl was Director, Cytokines and Signal Transduction. Dr. Stahl received his Ph.D. in Biochemistry from Brandeis University.

     ROBERT J. TERIFAY, 50, has been Senior Vice President, Commercial since joining the Company in February 2007. Prior to joining the Company, Mr. Terifay was employed at several biopharmaceutical companies. From January to October 2006, Mr. Terifay served as President and Chief Operating Officer of Arginox Pharmaceuticals. Prior to Arginox, Mr. Terifay was Senior Vice President, Business Operations at Synta Pharmaceuticals from March to December 2005. From February 2002 until March 2005, he held various senior commercial and marketing positions at Millennium Pharmaceuticals, Inc., most recently as Senior Vice President, Oncology Commercial. Mr. Terifay was Vice President Marketing at Cor Therapeutics, Inc. from 1996 until its acquisition by Millennium Pharmaceuticals, Inc. in February 2002. Mr. Terifay was Executive Vice President of Strategic Services at Saatchi & Saatchi, an advertising firm, from 1993 to 1996. From 1985 to 1993, he held various commercial and marketing positions at G.D. Searle & Company. Mr. Terifay received his Master of Management degree in Marketing and Health Service Management from the J.L. Kellogg Graduate School of Management, Northwestern University.

     DANIEL P. VAN PLEW, 37, has been Senior Vice President and General Manager, Industrial Operations and Product Supply since April 2008. Prior to that date, he served as Vice President and General Manager, Industrial Operations and Product Supply since joining the Company in July 2007. From 2006 until July 2007, Mr. Van Plew served as Executive Vice President, R&D and Technical Operations of Crucell Holland B.V., a global biopharmaceutical company. Between 2004 and 2006, Mr. Van Plew held positions of increasing responsibility at Chiron Biopharmaceuticals, part of Chiron Corporation, a biotechnology company, most recently as Senior Director, Vacaville Operations. From 1998 until 2004, Mr. Van Plew held various managerial positions in the health and life sciences practice at Accenture, Ltd., a management consulting business. Mr. Van Plew received his M.S. in Chemistry from The Pennsylvania State University and his M.B.A. from Michigan State University.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 14, 2010, the number of shares of the Company’s Class A stock and common stock beneficially owned by each of the Company’s directors, each of the Named Officers referred to under “Executive Compensation,” and all directors and executive officers as a group, based upon information obtained from such persons, and the percentage that such shares represent of the number of shares of outstanding common stock and Class A stock, respectively.

     The Class A stock is convertible on a share-for-share basis into common stock. The Class A stock is entitled to ten votes per share and the common stock is entitled to one vote per share. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class A stock and common stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of percentage of shares of a class beneficially owned on 2,182,036 shares of Class A stock and 79,730,517 shares of common stock outstanding as of April 14, 2010, except that for each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock beneficially owned by that person (and by directors and executive officers as a group) and the percentage of common stock shown assumes the conversion on April 14, 2010 of all shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group) into common stock and also that no other shares of Class A stock beneficially owned by others are so converted.

     In computing the number of shares of common stock beneficially owned by a person (and by directors and executive officers as a group) and the percentage ownership of common stock of such person (and by directors and executive officers as a group), shares of common stock subject to options held by that person (and by directors and executive officers as a group) that are currently exercisable or exercisable within sixty days after April 14, 2010 are deemed to be outstanding. Such shares are not deemed to be outstanding, however, for the purpose of computing the percentage ownership of common stock of any other person.

Management and Directors Stock Ownership Table as of April 14, 2010

	Shares of Class A Stock			Shares of Common Stock
	Beneficially Owned (1)			Beneficially Owned (1)
			Percent			Percent
Name of Beneficial Owner	Number		of Class	Number (2)		of Class
Leonard S. Schleifer M.D., Ph.D.	1,740,065	(3)	79.7%	3,683,459	(8)	4.4%
P. Roy Vagelos, M.D.	0		*	3,723,135	(9)	4.5%
Charles A. Baker	62,384	(4)	2.9%	187,974	(10)	*
Michael S. Brown, M.D.	8,387	(5)	*	163,049	(10)	*
Alfred G. Gilman, M.D., Ph.D.	68,237		3.1%	204,712	(10)	*
Joseph L. Goldstein, M.D.	49,000		2.2%	174,000	(10)	*
Arthur F. Ryan	0		*	100,000	(12)	*
Eric M. Shooter, Ph.D.	76,911	(6)	3.5%	141,911	(11)	*
George L. Sing	0		*	250,272	(10)	*
George D. Yancopoulos, M.D., Ph.D.	42,750	(7)	2.0%	2,077,234	(13)	2.6%
Murray A. Goldberg	0		*	370,868	(14)	*
Neil Stahl, Ph.D.	0		*	342,904	(15)	*
Daniel P. Van Plew	0		*	69,631	(16)	*
All Directors and Executive Officers as a
Group (20 persons)	2,047,734		93.8%	12,230,579	(17)	13.7%

____________________

*	Represents less than 1%

(1)	The inclusion herein of any Class A stock or common stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)	For each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock listed includes the number of shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group).

(3)	Includes 29,275 shares of Class A stock held in trust for the benefit of Dr. Schleifer’s son, of which Dr. Schleifer is a trustee.

(4)	All shares of Class A stock are held by a limited partnership, of which Mr. Baker is a general partner.

(5)	Includes 2,700 shares of Class A stock held in trust for the benefit of Dr. Brown’s daughter, of which Dr. Brown is a trustee.

(6)	All shares of Class A stock are held in trust for the benefit of Dr. Shooter’s child (the Shooter Family Trust), of which Dr. Shooter is a trustee.

(7)	Includes 19,383 shares of Class A stock held in trust for the benefit of Dr. Yancopoulos’s children (of which Dr. Yancopoulos is a trustee) and excludes 205 shares of Class A stock held by Dr. Yancopoulos’s wife. Dr. Yancopoulos disclaims beneficial ownership of the shares of Class A stock held by his wife.

(8)	Includes 1,759,493 shares of common stock purchasable upon the exercise of options granted pursuant to the Amended and Restated 2000 Long-Term Incentive Plan which are exercisable or become so within sixty days after April 14, 2010 and 5,136 shares of common stock held in an account under the Company’s 401(k) Savings Plan. Includes 900 shares of common stock held in trust for the benefit of Dr. Schleifer’s son, of which Dr. Schleifer is a trustee.

(9)	Includes 2,281,250 shares of common stock purchasable upon exercise of options granted pursuant to the Amended and Restated 2000 Long-Term Incentive Plan which are exercisable or become so within sixty days after April 14, 2010 and 2,156 shares of common stock held in an account under the Company’s 401(k) Savings Plan. Includes 207,175 shares of common stock held in a charitable lead annuity trust, and 63,925 shares of common stock held in a separate grantor retained annuity trust, of which Dr. Vagelos is the trustee. Includes 203,199 shares of common stock held by the Marianthi Foundation, and 416,679 shares of common stock held by the Pindaros Foundation, both charitable foundations, of which Dr. Vagelos is a director and an officer. Dr. Vagelos disclaims beneficial ownership of the shares held by these charitable foundations.

(10)	Includes 125,000 shares of common stock purchasable upon exercise of options granted pursuant to the Amended and Restated 2000 Long-Term Incentive Plan which are exercisable or become so within sixty days after April 14, 2010.

(11)	Includes 65,000 shares of common stock purchasable upon exercise of options granted pursuant to the Amended and Restated 2000 Long-Term Incentive Plan which are exercisable or become so within sixty days after April 14, 2010.

(12)	All shares listed are shares of common stock purchasable upon the exercise of options granted pursuant to the Amended and Restated 2000 Long-Term Incentive Plan which are exercisable or become so within sixty days after April 14, 2010.

(13)	Includes 1,409,000 shares of common stock purchasable upon exercise of options granted pursuant to the Amended and Restated 2000 Long-Term Incentive Plan which are exercisable or become so within sixty days after April 14, 2010, 500,000 shares of restricted stock granted on December 17, 2007, all of which vests on December 17, 2012, and 5,109 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(14)	Includes 321,998 shares of common stock purchasable upon exercise of options granted pursuant to the Amended and Restated 2000 Long-Term Incentive Plan which are exercisable or become so within sixty days after April 14, 2010 and 5,136 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(15)	Includes 337,500 shares of common stock purchasable upon exercise of options granted pursuant to the Amended and Restated 2000 Long-Term Incentive Plan which are exercisable or become so within sixty days after April 14, 2010 and 5,054 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(16)	Includes 68,750 shares of common stock purchasable upon exercise of options granted pursuant to the Amended and Restated 2000 Long-Term Incentive Plan which are exercisable or become so within sixty days after April 14, 2010 and 881 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(17)	Includes 7,597,365 shares of common stock purchasable upon exercise of options granted pursuant to the Amended and Restated 2000 Long-Term Incentive Plan which are exercisable or become so within sixty days after April 14, 2010 and 37,453 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company is not aware of any director, executive officer or beneficial owner of more than 10% of our common stock who has not filed on a timely basis any report required by such Section 16(a) to be filed during or in respect of our fiscal year ended December 31, 2009, with the exception of the following: 50,384 shares of common stock indirectly held by Dr. Vagelos in a Grantor Retained Annuity Trust, of which Dr. Vagelos is a trustee, were transferred on June 23, 2009 back to Dr. Vagelos, which was reported on a Form 4 filed on June 26, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

     The board of directors has adopted a written policy for the review, approval, or ratification of related person transactions. These are transactions (or a series of related transactions) in which the Company is a participant, the amount involved exceeds $10,000, and a director, officer or more than 5% holder of our voting securities has a direct or indirect interest.

     The board of directors determined that the members of the Audit Committee are best suited to review and approve related person transactions. Accordingly, each related person transaction must be reviewed and approved or ratified by the members of the Audit Committee, other than any member of the Audit Committee that has an interest in the transaction. Under the policy, the Chairman of the Audit Committee is delegated the authority to approve certain related person transactions that require urgent review and approval.

     When reviewing, approving, or ratifying a related person transaction, the Audit Committee will consider several factors, including the benefits to the Company, the impact of a director’s independence in the event that a director or his/her immediate family is involved in the transaction, the terms of the transaction, and the terms available to unrelated third parties or to employees in general, if applicable. Related person transactions are approved only if the Audit Committee (or the Chairman of the Audit Committee pursuant to delegated authority in the circumstances noted above) determines that they are in, or are not inconsistent with, the best interests of the Company and our shareholders.

Transactions with Related Persons

     In November 2007, we and sanofi-aventis entered into a global, strategic collaboration to discover, develop, and commercialize fully human monoclonal antibodies. In connection with the antibody collaboration, in December 2007, we sold sanofi-aventis 12 million newly issued, unregistered shares of common stock at an aggregate cash price of $312 million, or $26.00 per share of common stock, and as of April 14, 2010, sanofi-aventis beneficially owned 14,799,552 shares of common stock, representing approximately 18.6% of the shares of common stock outstanding on the date.

     The antibody collaboration was initially governed by a Discovery and Preclinical Development Agreement and a License and Collaboration Agreement, each executed in November 2007. In November 2009, we and sanofi-aventis amended these collaboration agreements to expand and extend the antibody collaboration. Sanofi-

aventis will now fund up to $160 million per year of our antibody discovery, research and preclinical activities over the period from 2010 through 2017, subject to a one-time option for sanofi-aventis to adjust the maximum reimbursement amount down to $120 million per year commencing in 2014 if over the prior two years certain specified criteria are not satisfied. In addition, sanofi-aventis agreed to fund up to $30 million of costs we incur to expand our manufacturing capacity at our Rensselaer, New York facilities. In 2009, sanofi-aventis funded $99.8 million of our expenses under the discovery agreement and $98.3 million of our development costs under the license agreement. A more complete description of the antibody collaboration is set forth in Item 7 of our Annual Report on Form 10-K filed with the SEC on February 18, 2010, under the heading “Collaborations with the sanofi-aventis Group-Antibodies.”

     In August 2008, we entered into an agreement with sanofi-aventis to use our proprietary VelociGene® technology platform to supply sanofi-aventis with genetically modified mammalian models of gene function and disease. The agreement provides for minimum annual order quantities for the term of the agreement, which extends through December 2012. Pursuant to this agreement, we expect to receive payments totaling a minimum of $21.5 million, of which $4.5 million was received in 2009.

     Sanofi-aventis also funded $26.6 million of our aflibercept development costs in 2009 under the terms of a collaboration agreement entered into in September 2003, as amended, relating to our aflibercept product candidate. A description of the aflibercept collaboration agreement is set forth in Item 7 of our Annual Report on Form 10-K filed with the SEC on February 18, 2010, under the heading “Collaborations with the sanofi-aventis Group—Aflibercept”.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is the name and address of, and the number of shares of Class A stock and common stock beneficially owned, as of April 14, 2010, by, each person or group of persons known by the Company to beneficially own more than 5% of the outstanding shares of common stock or Class A stock. The Class A stock is convertible on a share-for-share basis into common stock. The Class A stock is entitled to ten votes per share and the common stock is entitled to one vote per share. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated in the footnotes below, we believe, based on information furnished or otherwise available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A stock and common stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of percentage of shares of a class beneficially owned on 2,182,036 shares of Class A stock and 79,730,517 shares of common stock outstanding as of April 14, 2010, except that for the person listed who beneficially owns Class A stock, the number of shares of common stock beneficially owned by that person and percentage of common stock shown assumes the conversion on April 14, 2010 of all shares of Class A stock listed as beneficially owned by such person into common stock and also that no other shares of Class A stock beneficially owned by others are so converted.

     In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of common stock of such person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within sixty days after April 14, 2010 are deemed to be outstanding. Such shares are not deemed to be outstanding, however, for the purpose of computing the percentage ownership of common stock of any other person.

	Shares of			Shares of
	Class A Stock			Common Stock
	Beneficially Owned (1)			Beneficially Owned (1)
			Percent of			Percent of
Name and Address of Beneficial Owner	Number		Class	Number		Class
Leonard S. Schleifer, M.D., Ph.D.	1,740,065	(2)	79.7%	3,683,459	(3)(4)	4.4%
777 Old Saw Mill River Road
Tarrytown, New York 10591
Sanofi-aventis (5)	—		—	14,799,552		18.6%
174, avenue de France
75013 Paris
France
BlackRock, Inc. (6)	—		—	5,712,770		7.2%
40 East 52nd Street
New York, New York 10022
T. Rowe Price Associates, Inc. (7)	—		—	5,113,650		6.4%
100 E. Pratt Street
Baltimore, Maryland 21202
Wellington Management Company, LLP (8)	—		—	4,730,608		5.9%
75 State Street
Boston, Massachusetts 02109
FMR LLC (9)	—		—	4,471,827		5.6%
82 Devonshire Street
Boston, Massachusetts 02109
Omega Funds IV Limited (10)	—		—	4,000,000		5.0%
13 Broad Street
St. Helier
Jersey
JE2 3RR
Channel Islands
____________________

(1)	The inclusion herein of any Class A stock or common stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. To our knowledge, except as set forth in these footnotes, the persons named in the table have sole voting and investment power with respect to all shares of common stock and Class A stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Includes 29,275 shares of Class A stock held in trust for the benefit of Dr. Schleifer’s son, of which Dr. Schleifer is a trustee.

(3)	For Dr. Schleifer, the number of shares of common stock includes the number of shares of Class A stock listed as beneficially owned by him.

(4)	Includes 1,759,493 shares of common stock purchasable upon the exercise of options granted pursuant to the Amended and Restated 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 14, 2010 and 5,136 shares of common stock held in an account under the Company’s 401(k) Savings Plan. Includes 900 shares of common stock held in trust for the benefit of Dr. Schleifer’s son, of which Dr. Schleifer is a trustee.

(5)	These figures are based on a Schedule 13G filed by sanofi-aventis and certain related entities with the SEC on December 21, 2007. According to this Schedule 13G, 12,000,000 shares are held directly by sanofi-aventis Amerique du Nord and 2,799,552 of the shares are held directly by Aventis Pharmaceuticals Inc. Sanofi-aventis Amerique du Nord is indirectly wholly owned by sanofi-aventis. Aventis Pharmaceuticals Inc., Aventis Holdings Inc., and Aventis Inc. are each indirectly wholly owned by sanofi-aventis and controlled by sanofi-aventis Amerique du Nord. Pursuant to an Investor Agreement, dated as of December 20, 2007, by and among sanofi-aventis, sanofi-aventis Amerique du Nord, sanofi-aventis US LLC, Aventis Pharmaceuticals Inc., and the Company, sanofi-aventis Amerique du Nord and Aventis Pharmaceuticals Inc. have agreed to vote their respective shares of Company common stock, subject to specified exceptions, either (a) in accordance with the recommendation of the Company’s Board of Directors or (b) in the same proportion as the votes cast by all other holders of all classes of voting securities of the Company. Accordingly, the group formed as a result of such shareholders entering into the Investor Agreement is deemed to have acquired beneficial ownership of such securities.

(6)	Based on a Schedule 13G filed by BlackRock, Inc. on January 29, 2010. According to the Schedule 13G, BlackRock, Inc. has sole voting and dispositive power as to all the shares reported as beneficially owned. This Schedule 13G amends the most recent Schedule 13G filing made by Barclays Global Investors, NA and certain of its affiliates (collectively referred to as the “BGI Entities”) with respect to our securities. On December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors, NA from Barclays Bank PLC. As a result, substantially all of the BGI Entities are now included as subsidiaries of BlackRock, Inc. for purposes of Schedule 13G filings.

(7)	Based on an amendment to a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 11, 2010. According to this amended Schedule 13G, these securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(8)	Based on an amendment to a Schedule 13G filed by Wellington Management Company, LLP (“Wellington”) on February 12, 2010. According to this amended Schedule 13G, Wellington may, in its capacity as investment adviser, be deemed to beneficially own 4,730,608 shares held of record by its clients, and has shared power to vote or to direct the vote of 3,391,713 shares and shared power to dispose or to direct the disposition of 4,730,608 shares.

(9)	Based on an amendment to a Schedule 13G filed by FMR LLC (as successor to FMR Corp.) with the SEC on February 16, 2010. According to this amended Schedule 13G, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and a registered investment adviser, beneficially owns 4,471,827 shares of common stock in its capacity as investment adviser to various investment companies. FMR LLC, through its control of Fidelity, and Edward C. Johnson 3d, Chairman of FMR LLC, each has sole power to dispose of all the shares reported as beneficially owned. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares, which voting power is exercised by Fidelity under written guidelines established by the Boards of Trustees of its individual funds.

(10)	Based on an amendment to a Schedule 13G filed by Omega Funds IV Limited (“Omega”) and certain related entities on April 11, 2008. According to the Schedule 13G, Omega holds an aggregate of 4,000,000 shares as to which it has shared voting and dispositive power. Landmark Limited Partnership, a Jersey (Channel Islands) limited partnership (“Landmark”), is the holder of all of the issued and outstanding capital stock of Omega and Ernesto Bertarelli, an individual, is deemed to control the voting and disposition of the shares held directly by Omega and indirectly by Landmark.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. PricewaterhouseCoopers LLP (or its predecessor) has audited the Company’s financial statements for the past twenty-one years.

     The board of directors has directed that the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2010 be submitted for ratification by the shareholders at the Annual Meeting. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2010 is not required by the Company’s By-Laws or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2010, the board of directors will consider the matter at its next meeting.

     PricewaterhouseCoopers LLP has advised the Company that it will have in attendance at the Annual Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the Annual Meeting.

Information about Fees Paid to Independent Registered Public Accounting Firm

     Aggregate fees incurred related to services provided to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and 2008 were:

	2009	2008
Audit Fees	$820,050	$776,670
All Other Fees	1,500	1,500
Total Fees	$821,550	$778,170

     Audit Fees Audit fees in 2009 and 2008 were primarily for professional services rendered for the audit of the Company’s financial statements for the fiscal year, including attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002, technical accounting consultations related to the annual audit, reviews of the Company’s quarterly financial statements included in its Form 10-Q filings, and annual compliance audits of the Company’s grant from the National Institutes of Health.

     All Other Fees All other fees in 2009 and 2008 were for an annual subscription to a technical accounting database.

     The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by PricewaterhouseCoopers LLP. In 2009 and 2008, the Audit Committee pre-approved a general provision of $50,000 for certain types of accounting advisory services; however, no one engagement under the general provision could have an expected cost greater than $25,000. Management is responsible for notifying the Audit Committee of the status of accounting advisory service engagements at regularly scheduled Audit Committee meetings and, if the Audit Committee so determines, the general provision is replenished to $50,000. For any accounting advisory engagement expected to cost greater than $25,000, and for any other permissible consulting engagement, management is required to request specific pre-approval from the Audit Committee, or from the Chairman of the Audit Committee to whom the Audit Committee has delegated authority to approve such services, provided the Chairman reports any such approvals to the Audit Committee at its next scheduled meeting. The Audit Committee did not utilize the de minimis exception to the pre-approval requirements to approve any services provided by PricewaterhouseCoopers LLP during fiscal 2009 and 2008.

The Board of Directors Unanimously Recommends a Vote FOR Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2010.

AUDIT COMMITTEE REPORT

     We have reviewed the audited financial statements of the Company for the year ended December 31, 2009, which are included in the Company’s Annual Report on Form 10-K and met with both management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss those financial statements. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU§ 380) and adopted in the rules of the Public Company Accounting Oversight Board (the “PCAOB”), which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee also discussed with the independent registered public accounting firm their independence relative to the Company and received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence).

     Based on the foregoing discussions and review, the Audit Committee recommended to the board of directors that the audited financial statements of the Company for the year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     We have appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. This appointment was based on a variety of factors, including PricewaterhouseCoopers LLP’s competence in the fields of accounting and auditing.

The Audit Committee

George L. Sing, Chairman
Charles A. Baker
Arthur F. Ryan

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     Overview of Executive Compensation Process

     The Compensation Committee of the board of directors is responsible for overseeing the Company’s general compensation philosophy and programs. The Compensation Committee evaluates the performance of our Chief Executive Officer, Chief Scientific Officer, Chief Financial Officer and the other executive officers included on the Summary Compensation Table on page 30 (all of whom are referred to as the Named Officers) and approves compensation for the Named Officers (in the case of the Chief Executive Officer, subject to first obtaining the approval of the non-employee members of the board of directors). The Compensation Committee operates under a written charter adopted by the board of directors and regularly reviews and reassesses the adequacy of its charter. A copy of the current charter is available on our website at www.regeneron.com under the “Corporate Governance” heading on the “About Us” page.

     Our senior management plays a significant role in the overall executive compensation process. They provide their assessment of the performance of all officers, including the Named Officers (other than our Chief Executive Officer). They also recommend, for Compensation Committee approval, salary, bonus, and stock option grant budgets for non-officers and make specific recommendations for salary increases, bonuses, and stock option grants for all officers (other than our Chief Executive Officer). Our Chief Executive Officer’s performance is evaluated directly by the Compensation Committee based on our overall corporate performance against annual goals that are reviewed by the board of directors at the beginning of each year, as discussed in more detail below.

     The Compensation Committee has the sole authority to retain, at our expense, one or more third party compensation consultants to assist the Compensation Committee in performing its responsibilities and to terminate the services of the consultant if the Compensation Committee deems it appropriate. In 2009, the Compensation Committee utilized the services of Frederic W. Cook & Co., Inc. to assist it in fulfilling its responsibilities. Frederic W. Cook & Co. was retained exclusively by the Compensation Committee and neither Frederic W. Cook & Co. nor its affiliates have been retained by management to perform any work for the Company other than projects performed at the direction of the Compensation Committee. The Compensation Committee’s consultant reviews management recommendations on compensation plans, budgets, and strategies and advises the Compensation Committee on regulations and trends in executive compensation. The Compensation Committee’s consultant benchmarks compensation for our Chief Executive Officer (using the Peer Group described below) and reviews senior management’s compensation recommendations for other officers, including the other Named Officers, and provides general advice to the Compensation Committee on compensation matters.

     Annual salaries for the following year and year-end bonuses and stock option awards or other year-end equity awards for all employees are determined in December of each year based on Company and individual performance, as well as compensation trends in the biotechnology industry and among our benchmark peers. 2009 salaries and 2008 year-end bonuses and stock option awards for our Named Officers were established by the Compensation Committee in December 2008. In December 2009, the Compensation Committee reviewed the performance of each of the Named Officers and presented its recommendations for 2010 salaries and 2009 year-end bonuses and stock option awards for the Named Officers to the non-employee members of the board of directors for ratification. With respect to our Chief Executive Officer, this process was formalized in January 2007, when the charter of the Compensation Committee was amended to specify that the Compensation Committee would annually present the proposed annual compensation of the Chief Executive Officer to the non-employee members of the board of directors for approval.

     Peer Group

     The Compensation Committee has directed that we benchmark compensation for our Chief Executive Officer and Chief Scientific Officer against a relevant peer group of companies (the “Peer Group”). For 2009, the Peer Group included the following biopharmaceutical companies: Alexion Pharmaceuticals, Inc., Amylin Pharmaceuticals, Inc., BioMarin Pharmaceutical Inc., Cephalon, Inc., Dendreon Corporation, Exelixis, Inc., Human Genome Sciences, Inc., Intermune, Inc., Isis, Inc., Nektar Therapeutics, Onyx Pharmaceuticals, Inc., OSI Pharmaceuticals, Inc., Seattle Genetics, Inc., Theravance, Inc., United Therapeutics Corporation,

Vertex Pharmaceuticals, Inc., and Zymogenetics, Inc. The companies in the Peer Group were selected by the Compensation Committee based on factors including, but not limited to, market capitalization, geographic location, number of employees, therapeutic focus, research and development expenditures, stage of development, and whether the company has revenue from approved pharmaceutical products. The Compensation Committee, with the assistance of its compensation consultant, periodically reassesses the composition of the companies within the Peer Group and makes changes as appropriate.

     The Compensation Committee’s compensation consultant used data from publicly filed proxy statements from our Peer Companies to benchmark each element of compensation of our Named Officers against their peers in the Peer Group. In addition, management and the Compensation Committee reviewed compensation data for biotechnology companies from the Radford Global Life Sciences Survey to benchmark total compensation paid to our Named Officers. For reference purposes, the Compensation Committee compares each executive’s total annual compensation in relation to the median and the 75th percentile for total compensation, using the Peer Group and biotechnology industry survey data, while taking into account various factors such as the executive’s experience and the unique characteristics of the individual’s position.

     Tax Implications

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation over $1 million in any year paid to the Chief Executive Officer and the other Named Officers. The Compensation Committee takes into account, and generally seeks to preserve, the deductibility of compensation in determining Named Officer compensation. However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not qualify for the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate.

     Compensation Philosophy and Objectives

     Our executive compensation program is designed to attract, motivate, and retain our leaders and to align their interests to those of our shareholders. A substantial portion of executive compensation is linked to both individual and corporate performance. While this is true throughout the organization, the Compensation Committee believes that it is particularly important to determine compensation for our Chief Executive Officer and Chief Scientific Officer based on the overall performance of the Company.

     In 2009, we again utilized performance vesting stock options for our senior officers to further tie long-term compensation to overall Company performance. Our performance vesting stock options have vesting criteria based on the accomplishment of development milestones for our product candidates during the subsequent three years. These stock options, which are described below under “Elements of Executive Compensation – Stock Options,” either will not vest at all, or will vest at incrementally higher levels based on the performance of the Company’s development pipeline over the next three years as measured at the end of the third calendar year following the date of grant.

     The Compensation Committee believes that accountability and total compensation potential should generally increase with position and responsibility. The Compensation Committee also believes that the potential for the variable component of cash compensation should increase with position and responsibility. Consistent with this philosophy, individuals with greater responsibility and ability to influence our achievement of corporate goals and strategic initiatives generally receive higher cash compensation and have a higher proportion of their total cash compensation represented by cash bonus, and therefore at risk. Similarly, equity-based compensation in the form of stock option grants is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation. In total, the Compensation Committee believes that the Company’s compensation and benefits program, including its executive compensation program, balances risk and potential reward in a manner that is appropriate to the circumstances and in the best interests of the Company’s shareholders over the long term.

     Elements of Executive Compensation

     There currently are three basic components to our executive compensation program: base salary, annual cash bonus, and stock options. The Compensation Committee may also grant restricted stock awards to certain of the Named Officers and other employees. None of the Named Officers received a grant of restricted stock in 2009. Our Named Officers also are entitled to certain perquisites and may participate in Company-wide health, disability, life insurance, and other benefit plans, as well as our 401(k) Savings Plan.

Base Salary

     We provide Named Officers and other employees with base salary to compensate them for services rendered during the fiscal year and provide them with a base level of monthly income. In determining base salaries for our Named Officers, the Compensation Committee considers the executive’s scope of responsibilities, experience, annual performance, and future potential. The Compensation Committee also considers the market for comparable positions in our geographic region, competitive salary practices of companies in the Peer Group and the broader biopharmaceutical industry, and annual inflation levels.

     For 2009, each of the Named Officers received an increase of 3% of their 2008 base salary. For 2010, each of the Named Officers, except for Dr. Stahl, received an increase of 3.4% of their 2009 base salary. These salary increases were determined to be in line with year-end salary increases in the biotechnology industry using the Radford survey data and were equal to the average of the annual salary increases for all non-officer employees in the Company. Dr. Stahl received an increase of 10.2% of his 2009 base salary in recognition of his increasing level of responsibilities in support of the Company’s preclinical and clinical development programs.

Cash Bonus

     It has been our practice for the past several years to offer annual cash bonus opportunities to our Named Officers. The Compensation Committee focuses on our overall corporate performance when determining the annual cash bonus for our Chief Executive Officer and Chief Scientific Officer. The cash bonuses granted to the other Named Officers are based both on overall corporate performance and their individual contributions and performances during the year. In 2009, the bonus criteria for certain Named Officers included an additional component related to the success of the Company’s antibody discovery and development collaboration with sanofi-aventis, which was extended and expanded in November 2009. Although each Named Officer is eligible to receive an annual bonus, we historically have had no formal bonus plan and the granting of any bonus to a Named Officer is entirely at the discretion of the Compensation Committee.

     We believe that giving the Compensation Committee discretion over whether and what amount to award cash bonuses, rather than working from a rigid bonus formula or plan, has been beneficial given the stage of our business. However, in December 2008, the Compensation Committee established a fixed 2009 year-end bonus target for our Chief Executive Officer. The 2009 bonus target for the Chief Executive Officer was 65% of his base salary, which was recommended by the Compensation Committee’s outside consultant based on an analysis of cash bonuses paid to chief executive officers at companies in our Peer Group. The Chief Executive Officer established informal 2009 target bonuses for the other Named Officers, which were reviewed and approved by the Compensation Committee in January 2009. In determining the cash bonus targets for 2009 for Mr. Goldberg, Dr. Stahl, Mr. Van Plew, and Dr. Yancopoulos, the Compensation Committee took into consideration the compensation of similarly situated executive officers at companies in our Peer Group. The 2009 bonus target for Dr. Yancopoulos was 50% of his base salary and the bonus target for Mr. Goldberg, Dr. Stahl, and Mr. Van Plew was 40% of their respective base salaries.

     In 2009, in addition to regular annual bonuses, the Compensation Committee awarded special, one-time bonuses to Dr. Schleifer, Mr. Goldberg, Dr. Stahl, and Dr. Yancopoulos in recognition of their contributions to the success of the first two years of our antibody discovery and development collaboration with sanofi-aventis and the expansion and extension of that critically important collaboration agreement in November 2009, which is described in more detail under the heading Transactions with Related Persons on pages 17-18. In particular, with respect to Mr. Goldberg, the Committee took special consideration of his role on several steering committees overseeing the collaboration and his efforts negotiating the terms of its extension and expansion. In the case of Drs. Yancopoulos and Stahl, the Committee focused on the early success of the collaboration, including the progress of multiple antibody product candidates in preclinical and clinical development under the collaboration. With respect to Dr. Schleifer, the Committee considered his leadership in both the early success of the collaboration and the negotiation of the terms of its extension and expansion.

     In December 2009, our Named Officers were awarded the following cash bonuses, which were paid in January 2010.

	Bonus Target	Personal	Company
	(as percentage	Performance	Performance	Regular		Special	Total
Named Officer	of base salary)	Multiplier	Multiplier	Bonus		Bonus	Cash Bonus
Leonard S. Schleifer, M.D., Ph.D.	65%	n/a	2.0	$954,720		$1,100,000	$2,054,720
George D. Yancopoulos, M.D., Ph.D.	50%	n/a	2.0	$609,900		$1,100,000	$1,709,900
Murray A. Goldberg	40%	1.4	2.0	$295,187	*	$250,000	$545,187
Neil Stahl, Ph.D.	40%	1.5	2.0	$281,088	*	$800,000	$1,081,088
Daniel Van Plew	40%	1.3	2.0	$232,338	*	—	$232,338
____________________

*	Based on their bonus target and their weighted average performance with a weight of 40% for personal performance and 60% for Company performance.

     The regular cash bonuses were determined through the use of both an individual and a Company component. The personal performance multiplier could have ranged from 0 to 1.5 and the Company performance multiplier could have ranged from 0 to 2.0 depending upon performance during the year. Both the personal performance multiplier and the Company performance multiplier were determined by the Compensation Committee in its discretion based on the Committee’s subjective assessment of the Company’s performance of the general corporate goals described below and, in the case of each of Mr. Goldberg, Dr. Stahl, and Mr. Van Plew, the Named Officer’s personal performance during the year.

     The Committee approved a personal performance multiplier of 1.3 for Mr. Van Plew, 1.4 for Mr. Goldberg, and 1.5 for Dr. Stahl. The personal performance component accounted for 40% of the officers’ regular bonuses. The Company component was based on a Company performance multiplier of 2.0 that was determined based on our overall corporate performance against 2009 goals that were approved by the board of directors in January 2009 and the November 2009 expansion of our antibody collaboration with sanofi-aventis. This Company performance component accounted for 60% of the regular bonuses awarded to Mr. Goldberg, Dr. Stahl, and Mr. Van Plew. In the case of Drs. Schleifer and Yancopoulos, the Compensation Committee looked exclusively to our overall Company performance in 2009 when determining their regular cash bonuses and there was no personal performance multiplier.

     The Compensation Committee determined that we had achieved most of our corporate goals for 2009. These corporate goals related to the continued progress of the Company’s preclinical and clinical development programs, the successful manufacturing and supply of the Company’s clinical development candidates, and the successful move of the Company’s research laboratories and corporate headquarters to new offices in Tarrytown, New York. In addition to the corporate goals that were approved by the board of directors in January 2009, the Committee took into consideration the expansion of the Company’s antibody collaboration with sanofi-aventis, which was finalized in November 2009. As a result, the Company performance multiplier for 2009 was set at 2.0.

     In determining the personal performance multiplier in the case of Mr. Goldberg, the Compensation Committee took special consideration of Mr. Goldberg’s leadership of and accomplishments in the Company’s accounting, finance, investor relations, human resources, facilities, and procurement organizations, and his role in negotiating the terms of the expanded antibody collaboration with sanofi-aventis. In the case of Dr. Stahl, the Compensation Committee focused on the progress of the Company’s preclinical and clinical development pipeline, including the introduction of new antibody product candidates into development as part of the Company’s collaboration with sanofi-aventis. With respect to Mr. Van Plew, the Compensation Committee gave particular weight to the successful manufacturing and supply of the Company’s increasing number of clinical development candidates.

Stock Options

     We have used stock option grants as the primary vehicle for offering long-term incentives and rewarding our Named Officers and other eligible employees. We also regard our stock option grants as a key employee retention tool because they vest over time. Stock options have helped us maintain a competitive level of total compensation for our Named Officers and other eligible employees at a time when we do not have substantial revenue and profits from product sales. Granting stock options as long-term incentives to executives is standard practice in our industry and is an important part of our effort to attract, retain, and motivate high-quality talent in key positions.

     The Compensation Committee grants stock option awards to our Named Officers and other eligible employees based on their annual performance and their position and responsibilities with the Company. Each of our Named Officers generally receives an annual stock option grant and most of our full-time employees are also eligible for an annual stock option grant. The number of stock options granted to each Named Officer is determined on a discretionary basis, rather than by a formula.

     It has been the practice of our Compensation Committee to grant annual stock option awards to eligible employees, including the Named Officers, at a meeting held during the third week of December. In 2009, stock option awards were granted to our Named Officers and other eligible employees on December 18, 2009. Pursuant to the terms of our Amended and Restated 2000 Long-Term Incentive Plan, stock option awards are granted with an exercise price determined as the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Select Market on the date of the grant.

     In 2008, the Compensation Committee introduced the use of performance based vesting of stock options for our senior officers, including the Named Officers, in addition to stock options with time based vesting. These performance based vesting stock options will generally either expire unvested or will vest on December 31, 2011 in full or to a lesser extent depending on the extent to which various development milestones have been achieved between the grant date and December 31, 2011. In 2009, the Compensation Committee again granted performance based vesting stock options to our senior officers. The Committee intends to continue the practice of granting annual, performance based vesting stock options to our senior officers to link long-term executive compensation to the overall performance of the Company.

     Each of our Named Officers received both a grant of these performance based vesting stock options and a grant of time based vesting stock options on December 18, 2009 as set forth below. These stock options all had an exercise price of $21.25 per share, the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Select Market.

		Performance
	Time Based	Based
	Vesting Stock	Vesting Stock
Named Officer	Options	Options
Leonard S. Schleifer, M.D., Ph.D.	125,000	187,500
George D. Yancopoulos, M.D., Ph.D.	100,000	150,000
Murray A. Goldberg	37,500	56,250
Neil Stahl, Ph.D.	50,000	75,000
Daniel P. Van Plew	35,000	52,500

     The total number of stock options granted to our Named Officers was determined based on past Company practices and a review of Peer Group and survey data. The Compensation Committee also looked to the personal and corporate accomplishments in 2009 that were discussed previously under “Elements of Executive Compensation - Cash Bonus.”

     Performance Based Vesting Stock Options: These non-qualified stock options will be eligible to vest on December 31 at the end of the third calendar year following the date of grant. The number of stock options that will vest on that date will be determined based on a point scale system, whereby points are earned upon the achievement of product candidate development milestones between the grant date and the vesting date (the Performance Measurement Period). The development milestones and the points earned for achieving the development milestones during the applicable Performance Measurement Period are described below:
  filing of the first Investigational New Drug Application for a new product candidate (2 points each);

  data from a successful proof of concept study testing one of our product candidates (2 or 4 points each);

  filing of a Biologics License Application for one of our product candidates (5 or 7 points each); and

  approval of a Biologics License Application for one of our product candidates (20 or 28 points each).

     Later stage development milestones earn incrementally more points than the earlier stage development milestones. For the last three milestones described above, the greater number of points is earned for novel drug candidates and diseases and the lesser number of points is earned for follow-on product candidates with potential competitive advantages over existing drugs that are approved for the treatment of a disease.

     The number of stock options from the award that will vest on the applicable December 31 vesting date will be calculated by multiplying the total number of stock options subject to the award by a fraction, the numerator of which is the total number of points earned during the Performance Measurement Period and the denominator of which is 38, provided that no more than one hundred percent of the stock option award can vest. If at least twelve points are not earned during the Performance Measurement Period, or the applicable Named Officer ceases to be employed by the Company before the end of the Performance Measurement Period (other than because of retirement or for reasons related to a change of control as discussed under the heading Post-Employment Compensation on page 37), then none of the performance based vesting stock options granted under the award will vest. Moreover, if we do not file a Biologics License Application for at least one product candidate during the Performance Measurement Period, then the maximum number of performance based vesting stock options that can vest on the vesting date is capped at two-thirds of the total award, unless otherwise determined by the Compensation Committee. Achievement of a development milestone may earn points for both the performance vesting stock options that were granted in December 2008 and those granted in December 2009.

     The Compensation Committee retains the discretion to accelerate the vesting of the performance based stock options, either in whole or in part. Vesting of these stock options may accelerate following a change of control as described under the heading Post-Employment Compensation on page 37. As with the time based vesting stock options, the performance based vesting stock options have a ten-year maximum term.

     Time Based Vesting Stock Options: Option grants that vest in increments over time generally are in the form of incentive stock options, subject to Internal Revenue Code restrictions on the number of incentive stock options which can vest or be granted to any optionee in any given year. Incentive stock options afford the option holders certain tax advantages over non-qualified stock options and our Compensation Committee believes that this enhances their attractiveness as a compensation component. Options that cannot take the form of incentive stock options are granted as non-qualified stock options. The aggregate number of stock options (incentive plus non-qualified stock options) granted by the Compensation Committee to an employee on the date of grant, including the stock options granted to our Named Officers, generally vest at a rate of 25% per year over the first four years of the ten-year option term. Except as set forth below under the heading Post-Employment Compensation on page 37, stock option vesting ceases, and unvested stock options are forfeited, upon termination of employment.

     Because our Chief Executive Officer holds more than ten percent of the total combined voting power of our classes of stock, any incentive stock options granted to him must have an exercise price of at least 110% of the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Select Market on the date of the grant. In addition, any incentive stock options granted to him must expire after no more than five years from the date of grant. Because of these restrictions, our Chief Executive Officer was granted non-qualified stock options, and not incentive stock options, in 2009. As is generally the case with stock options granted to all other employees, the time based vesting stock option granted to our Chief Executive Officer vest at a rate of 25% per year over the first four years of a ten-year option term.

Perquisites and Other Benefits

     The Named Officers are provided with a limited number of perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program. The Compensation Committee periodically reviews the perquisites and other personal benefits provided to the Named Officers, including the Chief Executive Officer.

     All of the Named Officers are eligible to receive financial and tax planning assistance (which are treated as taxable benefits) and, like other employees, may participate in company-wide health, disability, life insurance, and other benefit plans, as well as our 401(k) Savings Plan. All employees who participate in our 401(k) Savings Plan are eligible to receive certain matching contributions. In each plan year, we contribute to each participant’s account a matching contribution (in the form of shares of our common stock) equal to 50% of the first 6% of the participant’s compensation that the participant has contributed to the plan up to a maximum level established under the Internal Revenue Code, which in 2009 was $7,350. All of our Named Officers participated in our 401(k) Savings Plan during 2009 and received the maximum matching contribution in the form of shares of our common stock. As with all employees, the number of shares of common stock that each Named Officer receives was determined using the average market price per share of our common stock during the 401(k) Savings Plan year.

     Our Chief Executive Officer and Chief Scientific Officer are entitled to receive certain automobile allowances, as described in the footnote to the Summary Compensation Table on page 31. In addition, our Chief Executive Officer is entitled to receive certain additional perquisites and personal benefits pursuant to the terms of his employment agreement or as are otherwise approved by the Compensation Committee. These perquisites and personal benefits are described in the footnote to the Summary Compensation Table on page 31.

Potential Severance Benefits

     Except as described below, we are not obligated to pay severance or other enhanced benefits to Named Officers upon the voluntary or involuntary termination of their employment. We have no pension, deferred compensation, or retirement plans, other than our 401(k) Savings Plan described above.

     Since December 2002, stock option award agreements for all employees have included a provision for the acceleration of vesting of unvested stock options upon an involuntary termination without cause within two years of a change of control. Our Chief Executive Officer has an employment agreement that provides for certain severance benefits following termination, including following death or disability, resignation following defined “good reason” events, or termination in connection with a change of control. The other Named Officers are party to a change of control severance plan, which provides certain benefits to them and other designated officers if they are terminated in connection with a change of control. Information regarding applicable payments under this employment agreement and change of control severance plan is provided under the heading Post-Employment Compensation on page 37.

     Except as provided in our employment agreement with our Chief Executive Officer and in our change of control severance plan, our Named Officers (other than our Chief Executive Officer) will forfeit any unvested time based vesting stock options upon the termination of their employment for any reason other than death, including disability or retirement. In the event of the death of an employee, any unvested stock options held by such employee shall become immediately exercisable. When employees retire, they forfeit all unvested time based vesting stock options and any unvested performance based vesting stock option granted prior to 2009. When a Named Officer retires, any outstanding unvested performance based vesting stock options that were granted in 2009 remain eligible to vest at the end of the third calendar year following the date of grant, except that the number of options that will vest, if any, will be reduced in proportion to the term of the Performance Measurement Period during which the Named Officer was not employed by the Company due to his retirement. For all stock options granted prior to 2007, the retired employee has up to two years to exercise stock options that are vested as of the date of his or her retirement. Commencing in 2007, we amended our form of stock option agreement to allow the retired employee the remaining life of the 10-year stock option term to exercise stock options that are vested as of the date of his or her retirement or, in the case of performance based vesting stock options.

     The severance benefits provided to our Named Officers are designed to promote stability and continuity of our senior management and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change of control of the Company. The severance benefits were established by the Compensation Committee following a review of comparable practices at the Company’s peer companies and with the advice of the Compensation Committee’s consultant.

Compensation Committee Report

     We have reviewed and discussed with management the Compensation Discussion and Analysis, beginning on page 23. Based on that review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Arthur F. Ryan, Chairman
Charles A. Baker
Joseph L. Goldstein, M.D.
George L. Sing

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Summary Compensation Table

     The following table and accompanying footnotes provide information regarding compensation earned by, or paid to, our Chief Executive Officer, Chief Financial Officer, and our three other highest-compensated executive officers in 2009, 2008, and 2007. We refer to these five executive officers as our Named Officers.

SUMMARY COMPENSATION TABLE

								Change in
								pension
							Non-	value and
							equity	nonqualified
							incentive	deferred	All
				Stock	Option		plan	compensation	other
		Salary	Bonus	awards	awards		compensation	earnings	compensation		Total
Name and principal position	Year	($)	($) (1)	($) (2)	($) (2)		($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)		(j)
Leonard S. Schleifer,	2009	734,400	2,054,720	—	3,456,076	(3)	—	—	104,112	(5)	6,349,308
M.D., Ph.D.	2008	713,000	470,580	—	1,254,963	(4)	—	—	115,626	(6)	2,554,169
President and Chief	2007	685,000	822,000	—	3,414,744		—	—	102,315	(7)	5,024,059
Executive Officer
George D. Yancopoulos,	2009	609,900	1,709,900	—	2,764,860	(3)	—	—	23,715	(8)	5,108,375
M.D., Ph.D. Executive	2008	592,100	325,655	—	1,003,970	(4)	—	—	22,000	(9)	1,943,725
Vice President, Chief	2007	568,800	569,000	10,960,000	2,731,795		—	—	22,385	(10)	14,851,980
Scientific Officer and
President, Regeneron
Research Laboratories
Murray A. Goldberg	2009	419,300	545,187	—	1,036,822	(3)	—	—	13,540	(11)	2,014,849
Senior Vice	2008	407,100	197,036	—	376,489	(4)	—	—	12,745	(12)	993,370
President, Finance &	2007	391,100	300,000	—	1,024,423		—	—	11,985	(13)	1,727,508
Administration, Chief
Financial Officer,
Treasurer, and Assistant
Secretary
Neil Stahl, Ph.D.	2009	390,400	1,081,088	—	1,382,430	(3)	—	—	13,540	(11)	2,867,458
Senior Vice President,	2008	379,000	208,450	—	501,985	(4)	—	—	12,745	(12)	1,102,180
Research & Development	2007	364,100	291,000	—	1,365,898		—	—	11,985	(13)	2,032,983
Sciences
Daniel Van Plew(14)	2009	337,700	232,338	—	967,702	(3)	—	—	13,540	(11)	1,551,280
Senior Vice President
and General Manager,
Industrial Operations and
Product Supply
____________________

1)	Bonuses accrued and earned in 2009 were paid in 2010; bonuses accrued and earned in 2008 were paid in 2009; bonuses accrued and earned in 2007 were paid in 2008.

2)	The amounts in column (e) and (f) reflect the respective aggregate grant date fair values of stock and option awards granted in 2009, 2008, and 2007, respectively, pursuant to the Company’s Amended and Restated 2000 Long-Term Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2010.

3)	Reflects the aggregate grant date fair value of time based vesting option awards and performance based vesting option awards granted in 2009. The grant date fair value of the performance based vesting options included in such aggregate grant date fair value as reported in column (f) assumes the vesting of 66.7% of the performance based vesting options, resulting in respective grant date fair values for such awards as follow: Dr. Schleifer: $1,757,988; Dr. Yancopoulos: $1,406,390; Mr. Goldberg: $527,396; Dr. Stahl: $703,195; and Mr. Van Plew: $492,238. The grant date fair value of the performance based vesting options, assuming the highest level of performance conditions will be achieved (and thus 100% vesting), is as follows: Dr. Schleifer: $2,636,850; Dr. Yancopoulos: $2,109,480; Mr. Goldberg: $791,055; Dr. Stahl: $1,054,740; and Mr. Van Plew: $738,318.

4)	Reflects the aggregate grant date fair value of time based vesting option awards and performance based vesting option awards granted in 2008. At the time of grant of the performance based vesting options, the Company did not consider the attainment of the performance conditions to be probable, and therefore, the aggregate grant date fair value of option awards granted in 2008 as reported in column (f) assumes no vesting of these performance based vesting options and includes no amount related to such awards. The grant date fair value of the performance based vesting options, assuming that the highest level of performance conditions will be achieved (and thus 100% vesting), is as follows: Dr. Schleifer: $1,961,381, Dr. Yancopoulos: $1,569,105, Mr. Goldberg: $588,414, and Dr. Stahl: $784,553.

5)	This amount includes (i) $20,289 for a car allowance and related expenses, (ii) $20,401 for life insurance and long-term disability insurance premiums, (iii) $16,423 for medical malpractice insurance premiums, (iv) $7,350 for 401(k) Savings Plan matching contributions in February 2010, (v) $17,500 for dues related to a Company paid club membership, (vi) $11,734 for legal, tax, and financial planning advisory services, (vii) $9,765 for tax gross-ups related to legal, tax, and financial planning advisory services, and (viii) $650 for certain other miscellaneous expenses.

6)	This amount includes (i) $20,851 for a car allowance and related expenses, (ii) $8,104 for life insurance and long-term disability insurance premiums, (iii) $16,423 for medical malpractice insurance premiums, (iv) $6,900 for 401(k) Savings Plan matching contributions in February 2009, (v) $17,200 for dues related to a Company paid club membership, (vi) $21,238 for legal, tax, and financial planning advisory services, (vii) $16,219 for tax gross-ups related to legal, tax, and financial planning advisory services, and (viii) $8,691 for certain other miscellaneous expenses.

7)	This amount includes (i) $20,285 for a car allowance and related expenses, (ii) $17,464 for life insurance and long-term disability premiums, (iii) $15,311 for medical malpractice insurance premiums, (iv) $6,750 for 401(k) Savings Plan matching contributions in February 2008, (v) $16,900 for dues related to a Company paid club membership, (vi) $15,442 for legal, tax, and financial planning advisory services, (vii) $8,619 for tax gross-ups related to legal, tax, and financial planning advisory services, and (viii) $1,544 for certain other miscellaneous expenses.

8)	This amount includes (i) $10,400 for a car allowance and related expenses, (ii) $7,350 for 401(k) Savings Plan matching contributions in February 2010, and (iii) $5,965 for tax and financial planning advisory services.

9)	This amount includes (i) $10,400 for a car allowance and related expenses, (ii) $6,900 for 401(k) Savings Plan matching contributions in February 2009, (iii) $4,300 for tax and financial planning advisory services, and (iv) $400 for miscellaneous expenses.

10)	This amount includes (i) $10,400 for a car allowance and related expenses, (ii) $6,750 for 401(k) Savings Plan matching contributions in February 2008, and (iii) $5,235 for tax and financial planning advisory services.

11)	This amount includes (i) $7,350 for 401(k) Savings Plan matching contributions in February 2010, and (ii) $6,190 for tax and financial planning advisory services.

12)	This amount includes (i) $6,900 for 401(k) Savings Plan matching contributions in February 2009, and (ii) $5,845 for tax and financial planning advisory services.

13)	This amount includes (i) $6,750 for 401(k) Savings Plan matching contributions in February 2008, and (ii) $5,235 for tax and financial planning advisory services.

14)	Mr. Van Plew was not a Named Officer in 2007 and 2008.

Grants of Plan-Based Awards

     The following table and explanatory footnotes sets forth each equity award granted to our Named Officers during 2009. There were no non-equity incentive plan awards granted in 2009.

GRANTS OF PLAN-BASED AWARDS

									All	All other
									other	option
									stock	awards:
									awards:	number	Exercise	Grant
									number	of	or base	date fair
			Estimated future payouts			Estimated future payouts			of	securities	price of	value of
			under Non-equity incentive			under equity incentive			shares of	under-	option	stock and
			plan awards			plan awards			stock or	lying	awards	option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	units	options	($/Sh)	awards
Name	date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	(1)	($)(5)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Leonard S. Schleifer, M.D., Ph.D.	12/18/2009	(2)	—	—	—	—	—	—	—	125,000	21.25	1,698,088
	12/18/2009	(4)								187,500	21.25	1,757,988
George D. Yancopoulos, M.D., Ph.D.	12/18/2009	(3)	—	—	—	—	—	—	—	95,295	21.25	1,289,181
	12/18/2009	(3)	—	—	—	—	—	—	—	4,705	21.25	69,289
	12/18/2009	(4)								150,000	21.25	1,406,390
Murray A. Goldberg	12/18/2009	(3)	—	—	—	—	—	—	—	32,795	21.25	440,137
	12/18/2009	(3)	—	—	—	—	—	—	—	4,705	21.25	69,289
	12/18/2009	(4)								56,250	21.25	527,396
Neil Stahl, Ph.D.	12/18/2009	(3)	—	—	—	—	—	—	—	45,295	21.25	609,946
	12/18/2009	(3)	—	—	—	—	—	—	—	4,705	21.25	69,289
	12/18/2009	(4)								75,000	21.25	703,195
Daniel P. Van Plew	12/18/2009	(3)								30,295	21.25	406,175
	12/18/2009	(3)								4,705	21.25	69,289
	12/18/2009	(4)								52,500	21.25	492,238
____________________

(1)	The options have an exercise price equal to the average of the high and low sales price per share of the Company’s common stock on the NASDAQ Global Select Market on the date of grant. On December 18, 2009, the average of the high and low sales price of the Company’s common stock was $21.25 per share, and the closing price was $21.41 per share.

(2)	The Named Officer received a non-qualified stock option award that vests at a rate of 25% over the first four years of the ten-year option term.

(3)	The Named Officer received an incentive stock option award and a non-qualified stock option award. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the ten-year option term.

(4)	The Named Officer received a non-qualified stock option award that is eligible to vest on December 31, 2012 depending upon the Company’s achievement of development and regulatory milestones related to its product candidates as described in the Compensation Discussion and Analysis on page 27. The non-qualified stock option award has a ten-year term.

(5)	The amounts in column (1) represent the grant date fair value of the awards made pursuant to the Company’s Amended and Restated 2000 Long-Term Incentive Plan. The assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2010.

Outstanding Equity Awards

     The following table and explanatory footnotes provide information regarding unexercised stock options and unvested restricted stock awards held by our Named Officers as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
										Equity
										incentive
									Equity	plan
									incentive	awards:
				Equity					plan	market or
				incentive					awards:	payout
				plan					number of	value of
				awards:				Market	unearned	unearned
	Number of	Number of		number of			Number	value of	shares,	shares,
	securities	securities		securities			of shares	shares or	units or	units or
	underlying	underlying		underlying			or units	units of	other	other
	unexercised	unexercised		unexercised	Option		of stock	stock that	rights	rights
	options	options		unearned	exercise	Option	that have	have not	that have	that have
	exercisable	unexercisable		options	price	expiration	not vested	vested	not vested	not vested
Name	(#)	(#)		(#)	($)	date	(#) (13)	($) (14)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Leonard S. Schleifer, M.D., Ph.D.	—	125,000	(1)	—	21.25	12/18/2019	—	—	—	—
	—	187,500	(2)	—	21.25	12/18/2019	—	—	—	—
	31,250	93,750	(3)	—	16.80	12/17/2018	—	—	—	—
	—	187,500	(4)	—	16.80	12/17/2018	—	—	—	—
	125,000	125,000	(5)	—	21.92	12/17/2017	—	—	—	—
	187,500	62,500	(6)	—	20.32	12/18/2016	—	—	—	—
	250,000	—		—	11.64	12/19/2015	—	—	—	—
	218,389	—		—	9.49	12/15/2014	—	—	—	—
	234,616	—		—	13.00	12/15/2013	—	—	—	—
	15,384	—		—	13.00	12/15/2013	—	—	—	—
	250,000	—		—	19.43	12/20/2012	—	—	—	—
	250,000	—		—	28.01	12/18/2011	—	—	—	—
	197,354	—		—	37.78	12/21/2010	—	—	—	—

George D. Yancopoulos, M.D., Ph.D.	—	4,705	(7)		21.25	12/18/2019	—	—	—	—
		150,000	(2)		21.25	12/18/2019
		95,295	(7)		21.25	12/18/2019
	—	5,952	(8)	—	16.80	12/17/2018	—	—	—	—
	25,000	69,048	(8)	—	16.80	12/17/2018	—	—	—	—
	—	150,000	(4)	—	16.80	12/17/2018	—	—	—	—
	—	4,562	(9)	—	21.92	12/17/2017	—	—	—	—
	100,000	95,438	(9)	—	21.92	12/17/2017	—	—	—	—
	—	—		—	—	—	500,000	24.18	—	—
	—	4,921	(10)	—	20.32	12/18/2016	—	—	—	—
	150,000	45,079	(10)	—	20.32	12/18/2016	—	—	—	—
	17,182	—		—	11.64	12/19/2015	—	—	—	—
	182,818	—		—	11.64	12/19/2015	—	—	—	—
	10,537	—		—	9.49	12/15/2014	—	—	—	—
	189,463	—		—	9.49	12/15/2014	—	—	—	—
	7,692	—		—	13.00	12/15/2013	—	—	—	—
	192,308	—		—	13.00	12/15/2013	—	—	—	—
	—	129,902	(11)	—	8.50	12/20/2012	—	—	—	—
	—	3,430	(11)	—	8.50	12/20/2012	—	—	—	—
	3,570	—		—	28.01	12/18/2011	—	—	—	—
	196,430	—		—	28.01	12/18/2011	—	—	—	—
	—	87,666	(11)	—	8.50	1/5/2011	—	—	—	—
	—	46,666	(11)	—	8.50	1/5/2011	—	—	—	—
	—	222,000	(11)	—	8.50	1/5/2011	—	—	—	—
	334,000	—		—	37.78	12/21/2010	—	—	—	—

	Option Awards						Stock Awards
										Equity
										incentive
									Equity	plan
									incentive	awards:
				Equity					plan	market or
				incentive					awards:	payout
				plan					number of	value of
				awards:				Market	unearned	unearned
	Number of	Number of		number of			Number	value of	shares,	shares,
	securities	securities		securities			of shares	shares or	units or	units or
	underlying	underlying		underlying			or units	units of	other	other
	unexercised	unexercised		unexercised	Option		of stock	stock that	rights	rights
	options	options		unearned	exercise	Option	that have	have not	that have	that have
	exercisable	unexercisable		options	price	expiration	not vested	vested	not vested	not vested
Name	(#)	(#)		(#)	($)	date	(#) (13)	($) (14)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Murray A. Goldberg	—	56,250	(2)	—	21.25	12/18/2019	—	—	—	—
	—	4,705	(7)	—	21.25	12/18/2019	—	—	—	—
		32,795	(7)	—	21.25	12/18/2019
	—	5,952	(8)	—	16.80	12/17/2018	—	—	—	—
	9,375	22,173	(8)	—	16.80	12/17/2018	—	—	—	—
	—	56,250	(4)	—	16.80	12/17/2018	—	—	—	—
	37,500	32,938	(9)	—	21.92	12/17/2017	—	—	—	—
	—	4,562	(9)	—	21.92	12/17/2017	—	—	—	—
	56,250	13,829	(10)	—	20.32	12/18/2016	—	—	—	—
	—	4,921	(10)	—	20.32	12/18/2016	—	—	—	—
	17,182	—		—	11.64	12/19/2015	—	—	—	—
	57,818	—		—	11.64	12/19/2015	—	—	—	—
	10,537	—		—	9.49	12/15/2014	—	—	—	—
	60,463	—		—	9.49	12/15/2014	—	—	—	—
	67,308	—		—	13.00	12/15/2013	—	—	—	—
	7,692	—		—	13.00	12/15/2013	—	—	—	—
	—	3,431	(11)	—	8.50	12/20/2012	—	—	—	—
	54,853	—		—	19.43	12/20/2012	—	—	—	—
	—	25,000	(11)	—	8.50	12/18/2011	—	—	—	—
	—	12,451	(11)	—	8.50	1/5/2011	—	—	—	—
	—	882	(11)	—	8.50	1/5/2011	—	—	—	—

Neil Stahl, Ph.D.		75,000	(2)	—	21.25	12/18/2019	—	—	—	—
		4,705	(7)	—	21.25	12/18/2019	—	—	—	—
		45,295	(7)	—	21.25	12/18/2019	—	—	—	—
	—	5,952	(8)	—	16.80	12/17/2018	—	—	—	—
	12,500	31,548	(8)	—	16.80	12/17/2018	—	—	—	—
	—	75,000	(4)	—	16.80	12/17/2018	—	—	—	—
	—	4,562	(9)	—	21.92	12/17/2017	—	—	—	—
	50,000	45,438	(9)	—	21.92	12/17/2017	—	—	—	—
	—	4,921	(10)	—	20.32	12/18/2016	—	—	—	—
	75,000	20,079	(10)	—	20.32	12/18/2016	—	—	—	—
	17,182	—		—	11.64	12/19/2015	—	—	—	—
	82,818	—		—	11.64	12/19/2015	—	—	—	—
	7,692	—		—	13.00	12/15/2013	—	—	—	—
	92,308	—		—	13.00	12/15/2013	—	—	—	—
	—	63,234	(11)	—	8.50	12/20/2012	—	—	—	—
	—	3,432	(11)	—	8.50	12/20/2012	—	—	—	—
	—	50,000	(11)	—	8.50	12/18/2011	—	—	—	—
	—	1,600	(11)	—	8.50	1/5/2011	—	—	—	—
	—	15,066	(11)	—	8.50	1/5/2011	—	—	—	—

	Option Awards						Stock Awards
										Equity
										incentive
									Equity	plan
									incentive	awards:
				Equity					plan	market or
				incentive					awards:	payout
				plan					number of	value of
				awards:				Market	unearned	unearned
	Number of	Number of		number of			Number	value of	shares,	shares,
	securities	securities		securities			of shares	shares or	units or	units or
	underlying	underlying		underlying			or units	units of	other	other
	unexercised	unexercised		unexercised	Option		of stock	stock that	rights	rights
	options	options		unearned	exercise	Option	that have	have not	that have	that have
	exercisable	unexercisable		options	price	expiration	not vested	vested	not vested	not vested
Name	(#)	(#)		(#)	($)	date	(#) (13)	($) (14)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Daniel P. Van Plew		52,500	(2)	—	21.25	12/18/2019	—	—	—	—
		4,705	(7)	—	21.25	12/18/2019
		30,295	(7)	—	21.25	12/18/2019	—	—	—	—
	—	5,952	(8)	—	16.80	12/17/2018	—	—	—	—
	8,750	20,298	(8)	—	16.80	12/17/2018	—	—	—	—
	—	52,500	(4)	—	16.80	12/17/2018	—	—	—	—
	20,000	20,000	(9)	—	21.92	12/17/2017	—	—	—	—
	9,568	9,568	(12)	—	20.90	9/7/2017	—	—	—	—
	30,432	30,432	(12)	—	20.90	9/7/2017	—	—	—	—
____________________

(1)	This stock option award was granted to the Named Officer on December 18, 2009 and vests at a rate of 25% per year over the first four years of the option term.

(2)	This stock option award was granted to the Named Officer on December 18, 2009 and is eligible to vest on December 31, 2012 depending upon the Company’s achievement of development and regulatory milestones related to its product candidates as described in the Compensation Discussion and Analysis on page 27. The non-qualified stock option award has a ten-year term.

(3)	This stock option award was granted to the Named Officer on December 17, 2008 and vests at a rate of 25% per year over the first four years of the option term.

(4)	This stock option award was granted to the Named Officer on December 17, 2008 and is eligible to vest on December 31, 2011 depending upon the Company’s achievement of development and regulatory milestones related to its product candidates as described in the Compensation Discussion and Analysis on page 27. The non-qualified stock option award has a ten-year term.

(5)	This stock option award was granted to the Named Officer on December 17, 2007 and vests at a rate of 25% per year over the first four years of the option term.

(6)	This stock option award was granted to the Named Officer on December 18, 2006 and vests at a rate of 25% per year over the first four years of the option term.

(7)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 18, 2009. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(8)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 17, 2008. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(9)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 17, 2007. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(10)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 18, 2006. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(11)	The stock option award was granted to the Named Officer on January 5, 2005, and vests 100% any time after January 5, 2008 if the Company’s products achieve gross sales of at least $100 million during any consecutive twelve-month period (either directly by the Company or through its licensees).

(12)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on September 7, 2007. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(13)	The stock award was granted to the Named Officer on December 17, 2007 and vests 100% upon the fifth anniversary of the date of grant.

(14)	Reflects the closing price per share of the Company’s common stock on the NASDAQ Global Select Market on December 31, 2009.

Option Exercises and Stock Vested

     The following table and explanatory footnotes provide information with regard to amounts received by our Named Officers during 2009 as a result of the exercise of stock options.

OPTION EXERCISES AND STOCK VESTED

	Option awards		Stock awards
	Number of	Value	Number of	Value
	shares	realized	shares	realized
	acquired	upon	acquired	on
	on exercise	exercise	on vesting	vesting
Name	(#)	($) (1)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Leonard S. Schleifer, M.D., Ph.D.	181,611	1,889,593	—	—
George D. Yancopoulos, M.D., Ph.D.	100,000	1,052,000	—	—
Murray A. Goldberg	5,943	49,661	—	—
Neil Stahl, Ph.D.	100,000	1,063,525	—	—
Daniel Van Plew	—	—	—	—
____________________

(1)	Amounts reflect the difference between the exercise price of the option(s) and the average of the high and low sales price per share of the Company’s common stock on the NASDAQ Global Select Market on the exercise date(s), except for $110,744 of the amount listed for Dr. Stahl, which reflects the difference between the exercise price of the option(s) and the sale price per share of the shares of common stock acquired upon exercise of certain options.

Equity Compensation Plan Information

     The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of December 31, 2009.

	(a)	(b)	(c)
Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under
	upon exercise of	exercise price of	equity compensation
	outstanding options,	outstanding options,	plans (excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans	21,788,755	$18.45	3,949,767 shares of
approved by security holders (1)	shares of		common stock (3)
common stock
Equity compensation plans not	0	$0.00	44,246 shares of
approved by security holders (2)			Class A Stock
Total	21,788,755	$18.45	3,994,013 shares
	shares of		of common stock
	common stock		and Class A Stock

____________________

(1)	The equity compensation plans approved by the security holders are the Amended and Restated 2000 Long-Term Incentive Plan and the 1990 Long-Term Incentive Plan.

(2)	The equity compensation plan not approved by the security holders is the Executive Stock Purchase Plan which is described in note 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2009.

(3)	There is no restriction to the number of shares that may be issued under the Amended and Restated 2000 Long-Term Incentive Plan in the form of Restricted Stock.

Post-Employment Compensation

     The tables on pages 38 and 40 reflect the severance benefits available to our Named Officers. For our Chief Executive Officer, we show the amounts payable upon his voluntary termination, involuntary or not-for-cause termination, termination in connection with a corporate change of control, and in the event of his disability or death. For the other Named Officers, the only post-termination compensation arrangement is through our change of control severance plan. Consequently, the only amounts payable to them are upon an involuntary or not-for-cause termination in connection with a corporate change of control.

     Leonard S. Schleifer, M.D., Ph.D., Employment Agreement

     We entered into an employment agreement with our Chief Executive Officer, Dr. Schleifer, effective as of December 20, 2002, providing for his employment with the Company through December 31, 2003 and continuing thereafter on a year-by-year basis. On November 14, 2008, this employment agreement was amended and restated to bring the Employment Agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended. Pursuant to this agreement, we agreed that in the event that Dr. Schleifer’s employment is terminated by us other than for cause (as defined in the agreement) or is terminated by Dr. Schleifer for good reason (as defined in the agreement to include specified acts of constructive termination, together called an “involuntary termination”), we will pay Dr. Schleifer an amount equal to 125% of the sum of his base salary plus his average bonus paid over the prior three years. This amount will be paid in a lump sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for eighteen months. Subject to the discussion in the following paragraph, in the event that Dr. Schleifer’s employment is terminated for any reason other than for cause, all of his unvested stock options will continue to vest in accordance with the terms of the applicable award grant and he will be entitled to exercise the stock options throughout their original term, which is generally ten years from the date of grant.

     Upon an involuntary termination within three years after a change of control of the Company or within three months prior to such a change of control, we will pay Dr. Schleifer an amount equal to three times the sum of his annual base salary plus his average bonus over the prior three years. This amount will be paid in a lump sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for thirty-six months. Upon such an involuntary termination in connection with a change of control, Dr. Schleifer’s outstanding stock options will vest immediately and remain exercisable throughout their original term, which is generally ten years from the date of grant. If aggregate severance payments to Dr. Schleifer in connection with a change of control exceed certain thresholds set forth in the Internal Revenue Code, then we will pay him an additional amount to cover any resulting excise tax obligations, unless the excise taxes could be eliminated by reducing Dr. Schleifer’s cash severance payments and benefits under the agreement by less than ten percent, in which case such benefits and payments will be reduced accordingly.

     The following table reflects the potential payments to our Chief Executive Officer upon his termination or resignation effective December 31, 2009, under different scenarios, including following a change of control, as well as upon death or disability.

Potential Severance Payments Under Dr. Schleifer’s Employment Agreement

							Value of
			Medical				Accelerated
	Cash		Insurance		Death	Disability	Stock	Total
	Severance		Continuation		Benefits (7)	Benefits	Options	Amount
Involuntary Termination	$3,915,780	(2)	$143,586	(3)	—	—	$3,515,000 (4)	$7,574,366
Following a Change of
Control (1)
Involuntary Termination	$1,631,575	(5)	$71,793	(6)	—	—	—	$1,703,368
Death	—		$71,793	(6)	—	—	—	$71,793
Disability	—		$71,793	(6)	—	$385,560 (8)	—	$457,353
____________________

(1)	For purposes of these calculations, (i) we used Dr. Schleifer’s 2009 base salary and the bonuses paid to Dr. Schleifer in 2007, 2008, and 2009, for performance in 2006, 2007, and 2008, respectively, (ii) we assumed that Dr. Schleifer received his 2009 bonus described in the Summary Compensation Table on page 30, (iii) we took into consideration, for purposes of determining whether Dr. Schleifer was entitled to receive a gross-up payment under the terms of his employment agreement, the fact that Dr. Schleifer’s stock options continue to vest according to their original vesting schedule following an involuntary termination (other than in connection with a change of control), (iv) we assumed an 8% annual increase in medical, dental, and life insurance premiums for 2010, 2011, and 2012, (v) we assumed that the medical insurance benefits received in 2010, 2011, and 2012 would be taxable and that Dr. Schleifer would be eligible for a tax gross-up for these benefits under the terms of his employment agreement, (vi) although Dr. Schleifer’s employment agreement provides for restrictive covenants, including a six-month non-compete obligation, no specific value has been ascribed to these covenants solely for purposes of this calculation, and (vii) although certain payments to Dr. Schleifer would be subject to potential delays upon separation of service under Section 409A of the Internal Revenue Code, we did not attempt to determine which, if any, payments would be delayed.

(2)	Equal to three times the sum of (a) Dr. Schleifer’s 2009 base salary and (b) the average bonus paid to Dr. Schleifer over the prior three years.

(3)	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental and life insurance benefits for thirty-six months.

(4)	Equal to the aggregate amount of the differences between the exercise prices of Dr. Schleifer’s accelerated stock options and the closing sales price per share of the Company’s common stock on the NASDAQ Global Select Market on December 31, 2009.

(5)	Equal to 1.25 times the sum of (a) Dr. Schleifer’s 2009 base salary and (b) the average bonus paid to Dr. Schleifer over the past three years. For purposes of this calculation, we used Dr. Schleifer’s bonuses paid in 2007, 2008, and 2009 for performance in 2006, 2007, and 2008.

(6)	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental, and life insurance benefits for eighteen months.

(7)	We maintain $1 million of term life insurance covering Dr. Schleifer payable to his designated beneficiary.

(8)	Represents 35% of Dr. Schleifer’s 2009 salary over a period of eighteen months. We have assumed long-term disability coverage exists pursuant to Dr. Schleifer’s employment agreement for the remaining 65% of Dr. Schleifer’s salary.

     Change in Control Severance Plan

     Each of the Named Officers, other than our Chief Executive Officer, participates in our change in control severance plan that was adopted by the board of directors on January 20, 2006. The purposes of the plan are (i) to help us retain key employees, (ii) to help maintain the focus of such employees on our business and to mitigate the distractions caused by the possibility that we may be the target of an acquisition, and (iii) to provide certain benefits to such employees in the event their employment is terminated (or constructively terminated) after, or in contemplation of, a change in control. On November 14, 2008, the change of control severance plan was amended and restated to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

     Under the plan, each participant is entitled to receive a cash severance payment in an amount equal to one, or in designated cases, including the Named Officers other than Dr. Schleifer, two, times the sum of the participant’s annual base salary and his or her average bonus over the prior three years if, within twenty-four months after or six months before a change in control, either the participant resigns his or her employment for Good Reason (as defined in the plan) or the participant’s employment is terminated by the Company for any reason other than Cause (as defined in the plan). This amount will be paid in a lump sum severance payment. A participant so terminated is also entitled to receive a pro rata bonus for the year in which he or she is terminated based on the portion of the year the participant was employed by us. In addition, for either one or two years, as the case may be, plan participants will receive continuation of health care coverage and welfare benefits provided by us, to the extent permitted by our benefit plans, at a cost no greater than what the participant’s cost would have been if he or she had continued employment.

     In the event that a plan participant resigns his or her employment for Good Reason (which generally conforms to the definition in Section 409A), or the participant’s employment is terminated by the Company for any reason other than Cause, in either case within twenty-four months after or six months before a change in control, then the participant’s stock options and other equity awards granted under our long-term incentive plans that would have vested prior to or upon the change in control will become vested on the change in control date, and the exercise period of such equity awards, and other equity awards held by the participant that otherwise would have expired, will be extended to the later of (i) thirty days following the first date after a change in control in which the shares underlying the equity award may be traded, and (ii) the permitted exercise date in the plan or grant assuming the change in control happened immediately prior to the participant’s termination. However, in no event will any stock option or other equity award be extended (i) beyond the expiration date of the grant, or (ii) such that the grant will be subject to the additional tax under Section 409A of the Internal Revenue Code.

     In the event that a participant would become subject to a “golden parachute” excise tax under Section 4999 of the Internal Revenue Code as a result of severance benefits and payments, the severance benefits and payments owed to the participant shall be reduced to an amount one dollar less than the amount that would subject the participant to the excise tax, unless the total severance benefits/payments net of the excise taxes are greater than the amount that the participant would receive following any such reduction.

     The following table shows the potential payments to our Named Officers (other than our Chief Executive Officer), upon their termination (other than for Cause) or resignation for Good Reason, in the two years following, or the six months prior to, a change of control. The table assumes an effective termination or resignation date of December 31, 2009.

Potential Payments Under Change of Control Severance Plan

			Value of
		Medical	Accelerated Stock
	Cash	Insurance	Options/Restricted		Total
	Severance (1)	Continuation (2)	Stock (3)	Cutback	Amount (5)
George D. Yancopoulos, M.D., Ph.D. (5)	$2,039,570	$83,308	$22,579,932		$24,702,810
Murray A. Goldberg (5)	1,313,291	63,025	1,709,360	($134,985)(4)	2,950,691
Neil Stahl, Ph.D. (5)	1,227,767	39,234	3,496,646		4,763,647
Daniel Van Plew (5)	981,745	83,726	1,013,950		2,079,421
____________________

(1)	Equal to two times the sum of (a) the Named Officer’s 2009 base salary and (b) the average bonus paid to the Named Officer over the prior three years.

(2)	Equal to the estimated cost of providing each Named Officer and his dependents medical, dental, disability, and life insurance coverage for twenty-four months, plus the estimated cost of providing each Named Officer tax and financial planning advisory services for twenty-four months.

(3)	For stock options, equal to the aggregate amount of the differences between the exercise prices of each Named Officer’s accelerated “in-the-money” stock options and the closing sales price per share of the Company’s common stock on the NASDAQ Global Select Market on December 31, 2009 of $24.18. The amounts include the acceleration of stock options granted to these Named Officers (other than Mr. Van Plew) in January 2005 as part of a stock option exchange program and the performance stock options granted to the Named Officers in December 2008 and December 2009. For Dr. Yancopoulos, the amount also includes the value as of December 31, 2009 of the unvested restricted stock granted to him in December 2007.

(4)	In accordance with the terms of the change of control severance plan, the total amount for Mr. Goldberg has been reduced to an amount one dollar less than the amount that would subject him to an excise tax under Section 4999 of the Internal Revenue Code. The total amount for Dr. Yancopoulos, Dr. Stahl, and Mr. Van Plew has not been “cut back” as they would be in a more favorable net-after tax position without any such reduction.

(5)	For purposes of these calculations, (i) we used base salaries paid to the Named Officers in 2009, and bonuses paid to the Named Officers in 2007, 2008, and 2009, for performance in 2006, 2007, and 2008, respectively, (ii) we assumed that each Named Officer received his 2009 bonus described in the Summary Compensation Table on page 30, (iii) we took into consideration, for purposes of determining whether each Named Officer was subject to a reduction under the terms of the change in control severance plan, the fact that each Named Officer’s stock options vest following an involuntary termination without Cause or termination for Good Reason following a change in control (parachute payments for time vesting stock options and restricted stock were valued using Internal Revenue Code Treas. Reg. Section 1.28G-1 Q&A 24(c)), (iv) we assumed an 8% annual increase in medical, dental, disability, and life insurance premiums and employer cost of tax and financial planning advisory services for 2010 and 2011, (v) we assumed that the medical insurance benefits received in 2010 and 2011 would be taxable and that the Named Officers would be eligible for a tax gross-up for these benefits under the terms of the change in control severance plan, (vi) although the change in control severance plan provides for restrictive covenants, including a one-year covenant prohibiting the solicitation of company employees, no specific value has been ascribed to these covenants, and (vii) although certain payments to the Named Officers would be subject to potential delays upon separation of service under Section 409A of the Internal Revenue Code, we did not attempt to determine which, if any, payments would be delayed.

OTHER MATTERS

When are shareholder proposals due for the 2011 Annual Meeting of Shareholders?

     A shareholder wishing to present a proposal at the 2011 Annual Meeting of Shareholders must submit the proposal in writing and it must be received by the Company at its principal executive offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591 by December 28, 2010, and must satisfy the other conditions established by the Securities and Exchange Commission, in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

     Under our By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the 2011 Annual Meeting may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than 90 days and no later than 60 days prior to the meeting; provided that if less than 70 days notice or public disclosure of the date of the 2011 Annual Meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was first mailed or such public disclosure of the annual meeting was made, whichever first occurs. The notice must contain certain information as specified in our By-Laws. Assuming our 2011 Annual Meeting is held on June 10, 2011 in accordance with the Company’s past practice, and at least 70 days’ notice or prior public disclosure of the date of the 2011 Annual Meeting is given or made to shareholders, notice of such proposals would need to be given no earlier than March 12, 2011 and no later than April 11, 2011. Any proposal received outside of such dates will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal.

What happens if multiple shareholders share an address?

     Applicable rules permit brokerage firms and the Company to send one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials to multiple shareholders who share the same address under certain circumstances. This practice is known as “householding.” We believe that householding will provide greater convenience for our shareholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to your home. Consequently, we have implemented the practice of householding for shares held in “street name” and intend to deliver only one annual report, proxy statement, and Notice of Internet Availability of Proxy Materials to multiple shareholders sharing the same address. If you wish to receive separate copies of the proxy statement for the 2010 Annual Meeting, the 2009 annual report, or the Notice of Internet Availability of Proxy Materials, you may find these materials at our internet website (www.regeneron.com) or you may stop householding for your account and receive separate printed copies of these materials by contacting our Investor Relations Department, at Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, or by calling us at 914-345-7400 and these materials will be promptly delivered to you. If you hold shares registered in your name (sometimes called a shareholder of record), you can elect householding for your account by contacting us in the same manner described above. Any shareholder may stop householding for your account by contacting our Investor Relations Department at the address and/or phone number included above. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation and each shareholder at your address will receive individual copies of our disclosure documents.

Are there any other matters to be addressed at the Annual Meeting?

     We know of no other matters to be brought before the Annual Meeting, except as set forth in this proxy statement. If any other matter is properly presented at the Annual Meeting upon which a vote may properly be taken, shares represented by duly executed and timely submitted proxies will be voted on any such matter in accordance with the judgment of the persons named as proxies in the enclosed proxy card. Discretionary authority for them to do so is contained in the enclosed proxy card.

Who will pay the costs related to this proxy statement and the Annual Meeting?

     The solicitation of proxies is being made on behalf of the Company and we will bear the costs of the solicitation. We will be responsible for paying for all expenses to prepare, print and mail the proxy materials to shareholders. In accordance with the regulations of the Securities and Exchange Commission, we will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. In addition to the solicitation by use of the mails and the Internet, our officers, directors, and employees may solicit the return of proxies by telephone or personal interviews.

How can you receive a printed copy of the Company’s Annual Report on Form 10-K?

     Interested shareholders may obtain without charge a copy of our Annual Report on Form 10-K (without exhibits), which includes our audited financial statements for the fiscal year ended December 31, 2009, required to be filed with the Securities and Exchange Commission, by making a written request to Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Investor Relations, or by calling our Investor Relations Department at (914) 345-7400.

How do you elect to receive future proxy materials electronically?

     If you previously requested to receive proxy materials through the mail, or by means of an e-mail with links to the proxy materials and the proxy voting website, your election will remain in effect until you revoke it. Shareholders currently receiving paper copies of our proxy materials and shareholders who received a paper copy of the Notice of Internet Availability of Proxy Materials, may instead elect to receive all future proxy materials electronically through an e-mail with a link to these documents on the Internet. Receiving these documents online conserves resources, saves the Company the cost of producing and mailing documents to your home or business, and gives you an automatic link to the proxy voting site.

     If your shares are registered in your name or you hold shares in the Company Stock Fund in the Company’s 401(k) Savings Plan, to enroll in the electronic delivery service, vote your shares through the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. If your shares are not registered in your name, to enroll in the electronic delivery service, check the information provided to you by your bank or broker, or contact your bank or broker for instructions on how to elect to view future proxy statements and annual reports over the Internet.

REGENERON PHARMACEUTICALS, INC.
777 OLD SAW MILL RIVER ROAD
TARRYTOWN, NY 10591-6707

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:			☐	☐	☐
1.	Election of Directors
Nominees
01	Leonard S. Schleifer	02 Eric M. Shooter	03 George D. Yancopoulos
The Board of Directors recommends you vote FOR the following proposal(s):						For	Against	Abstain

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.					☐	☐	☐

NOTE: In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting or at any adjourned or postponed session thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

REGENERON PHARMACEUTICALS, INC.
Annual Meeting of Shareholders
June 11, 2010 10:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Leonard S. Schleifer, M.D., Ph.D. and Stuart A. Kolinski, and each of them individually, as lawful proxies, each with full power of substitution, to represent the undersigned, with all powers that the undersigned would posses if personally present, and to vote, as indicated on the reverse side of this card, all shares of Common Stock and Class A Stock of Regeneron Pharmaceuticals, Inc., that the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of the Company to be held on June 11, 2010 or at any adjourned or postponed session thereof. This proxy revokes all prior proxies given by the undersigned.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. IF YOU SIGN AND RETURN YOUR PROXY CARD IN A TIMELY MANNER, BUT DO NOT INDICATE HOW THESE SHARES ARE TO BE VOTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS AND FOR PROPOSAL 2. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

Continued and to be signed on reverse side